Exhibit 10.5

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of January 21, 2026, by and among Spring Valley Acquisition Corp. III, a Cayman Islands exempted company (the “Company”), General Fusion Inc., a British Columbia limited company (the “Target”), and the purchaser identified on the signature pages hereto (including its successors and assigns, the “Purchaser”).

WHEREAS, the Company, the Target and 1573562 B.C. Ltd., a British Columbia limited company and a direct wholly owned subsidiary of the Company (“NewCo”), entered into a Business Combination Agreement, dated as of even date herewith (as it may be amended, modified, supplemented or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement,” and the transactions contemplated by the Business Combination Agreement, the “Business Combination”), pursuant to which, among other things, (i) the Company shall continue from the Cayman Islands to British Columbia and (ii) NewCo shall amalgamate with and into the Target (the “Amalgamation”) to form one corporate entity, except that the legal existence of NewCo will not cease and NewCo will survive the Amalgamation and, as a result of which, the Target will become a direct, wholly owned subsidiary of the Company, pursuant to the terms of the plan of arrangement (the “Plan of Arrangement”) set forth as Exhibit F to the Business Combination Agreement;

WHEREAS, in connection with the Business Combination, subject to the terms and conditions set forth in this Agreement, the Target desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Target, securities of the Target as more fully described in this Agreement;

WHEREAS, upon completion of the Business Combination, subject to the terms and conditions set forth in this Agreement, the securities of the Target acquired pursuant to the terms of this Agreement will automatically be exchanged into securities of the Company as more fully described in this Agreement; and

WHEREAS, this Agreement is one of several securities purchase agreements on the same terms and conditions entered into by the Company and Target pursuant to the PIPE Financing (as defined below).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company, the Target and the Purchaser agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Company Closing Articles (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.7.

“Action” means any action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the applicable party, threatened against or affecting the applicable party or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, provincial, territorial, county, local or foreign).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Amalgamation” shall have the meaning ascribed to such term in the recitals.

“BCSC” means the British Columbia Securities Commission.

“Board of Directors” means the board of directors of the Company.

“Business Combination” shall have the meaning ascribed to such term in the recitals.

“Business Combination Agreement” shall have the meaning ascribed to such term in the recitals.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York and the City of Vancouver in British Columbia, Canada are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home,” “shelter-in-place,” “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any Governmental Authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York and the City of Vancouver are generally are open for use by customers on such day.

“Class A Ordinary Shares” means the Class A ordinary shares of the Company, par value $0.0001 per share.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchaser’s obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived.

“Code” means the U.S. Internal Revenue Code of 1986, as amended, and any successor statute thereto, as amended.

“Commission” means the United States Securities and Exchange Commission.

“Common Shares” means, following the Amalgamation, the common shares of the Company, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Company Closing Articles” means, in connection with the Amalgamation, the amended and restated articles to be adopted by the Company in accordance with the terms of the Business Combination Agreement and the Arrangement, substantially in the form of Exhibit A attached hereto or as otherwise agreed to by the Purchaser, the Company and the Target, each acting reasonably.

“Company Material Adverse Effect” means any change, event, or occurrence, that, individually or when aggregated with other changes, events, or occurrences has had a materially adverse effect on the business, assets, financial condition or results of operations of the Company; provided, however, that no change or effect related to any of the following, alone or in combination, shall be taken into account in determining whether a Company Material Adverse Effect has occurred: (i) the announcement of this Agreement and consummation of the transactions contemplated hereby; (ii) the taking of any action required by this Agreement or any Transaction Document; (iii) any natural disaster (including hurricanes, storms, tornados, flooding, earthquakes, volcanic eruptions or similar occurrences), pandemic or change in climate, (iv) any acts of terrorism or war, the outbreak or escalation of hostilities, geopolitical conditions, local, national or international political conditions; (v) the Redemption; (vi) any breach of any covenants, agreements or obligations of any Purchaser or any investor in the PIPE Financing, under this Agreement or other similar agreement related to financing the Company or the Target (including any breach of such Person’s obligations to fund any amounts thereunder when required); (vii) changes or proposed changes in applicable Law, regulations or interpretations thereof or decisions by courts or any Governmental Authority after the date of this Agreement; (viii) changes or proposed changes in GAAP (or any interpretation thereof) after the date of this Agreement; or (ix) any downturn in general economic conditions, including changes in the credit, debt, securities, financial, capital or reinsurance markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets), in each case, in the United States or anywhere else in the world.

“Company Party” means the Company and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons.

“Company Preferred Shares” means the Convertible Preferred Shares in the capital of the Company having the rights, preferences and privileges set forth in in Part 31 of the Company Closing Articles, in the form of Exhibit A hereto.

“Company Securities” means the Company Preferred Shares, the Company Warrants and the Underlying Shares.

“Company Warrants” means, collectively, the Common Share purchase warrants of the Company delivered to the Purchaser immediately after Closing in accordance with Section 2.2(b) hereof, which Company Warrants shall be exercisable immediately and have a term of exercise equal to 5 years, in the form of Exhibit C attached hereto.

“Consent” means any consent, approval, waiver, authorization or Permit of, or notice to or declaration or filing with any Governmental Authority or any other Person.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“Continuation” means the Company’s continuation from the Cayman Islands to British Columbia in accordance with the Cayman Islands Companies Act (2022 Revision) and the Business Corporations Act (British Columbia) in connection with the closing of the Business Combination.

“Contracts” means all legally binding contracts, contracts, agreements, binding arrangements, bonds, notes, indentures, mortgages, debt instruments, purchase order, licenses (and all other contracts, agreements or binding arrangements concerning Intellectual Property), franchises, leases and other instruments or obligations of any kind, written or oral (including any amendments and other modifications thereto).

“Conversion Shares” means the Company Common Shares issued and issuable upon conversion of the Company Preferred Shares in accordance with the terms of the Company Closing Articles.

“Deemed Original Issue Price” means $12.00 per Target Preferred Share.

“Disqualification Event” shall have the meaning ascribed to such term in Section 3.1(i).

“Effective Date” means the first date on which (a) the initial Registration Statement has been declared effective by the Commission registering the resale of all of the Underlying Shares or (b) all of the Underlying Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 (but with no volume or other restrictions or limitations including as to manner or timing of sale or current public information requirements).

“ERISA Affiliate” means each “person” (as defined in Section 3(9) of ERISA) which together with a Target Company would be deemed to be a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Environmental Liabilities” means, in respect of any Person, all Liabilities, obligations, responsibilities, Remedial Legal Proceedings, losses, damages, costs, and expenses (including all reasonable fees, disbursements, and expenses of counsel, experts, and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any other Person or in response to any violation of Environmental Law, whether known or unknown, accrued or contingent, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, to the extent based upon, related to, or arising under or pursuant to any Environmental Law, environmental Permit, Order, or Contract with any Governmental Authority or other Person, that relates to any environmental, health or safety condition, violation of Environmental Law, or a Release or threatened Release of Hazardous Materials.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” shall mean generally accepted accounting principles in the United States of America.

“Generative AI” means any type of AI/ML that can be used to create, produce or generate outputs (including text, images, video, audio, code or synthetic data), including from or based on prompts or inputs.

“Governmental Authority” means any federal, state, provincial, local, foreign government or other governmental, quasi-governmental, regulatory or administrative authority, body, instrumentality, department, board, bureau or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body (private or public).

“Government Bid” means any quotation, bid or proposal by a Target Company that is outstanding and in effect as of the date hereof, which if accepted or awarded, would lead to a prime contract with a Governmental Authority, or to a subcontract with a prime contractor or higher-tier subcontractor under a prime contract with a Governmental Authority.

“Government Contract” means any Contract, grant, basic ordering agreement, letter contract, or order between a Target Company, on the one hand, and (i) any Governmental Authority, (ii) another Person under such other Person’s prime contract with a Governmental Authority, or (iii) any higher tier subcontractor of a Governmental Authority in its capacity as a subcontractor, on the other hand, for which the period of performance has not expired or terminated, or final payment has not been received, or which remain open to audit as of the date of this Agreement.. Unless otherwise indicated, a task, purchase or delivery order under a Government Contract will not constitute a separate Government Contract, for purposes of this definition, but will be part of the Government Contract under which it was issued.

“Hazardous Material” means any waste, gas, liquid or other substance or material that is defined, listed or designated as a “hazardous substance”, “pollutant”, “contaminant”, “hazardous waste”, “regulated substance”, “hazardous chemical”, or “toxic chemical” (or by any similar term) under any Environmental Law, or any other material regulated, or that could result in the imposition of Liability or responsibility, under any Environmental Law, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold, and urea formaldehyde insulation.

“Income Taxes” means income, capital gains, franchise, and similar Taxes.

“Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.

“Intellectual Property” means any and all intellectual or proprietary property and all rights, title, and interest therein or thereto arising anywhere in the world, including: (i) all United States and foreign patents and patent applications, patent disclosures and inventions, (whether patentable or unpatentable and whether or not reduced to practice), including any continuations, divisions, continuations in part, renewals, divisionals, extensions, reissues or foreign counterparts of any of the foregoing; (ii) all United States, international and foreign trade names, trade dress, trademarks, service marks, logos or internet domain name registrations, social media usernames, handles, and similar identifiers, including all goodwill associated therewith, together with all registrations and applications relating thereto (“Trademarks”); (iii) all United States, international, and foreign copyrights (whether registered or unregistered), original works of authorship (including Software and all rights therein), copyrightable works, together with all registrations and applications relating thereto (“Copyright”); (iv) all proprietary databases and data; (v) all industrial designs and any registrations and applications therefor throughout the world; (vi) Trade Secrets, (vii) Software and data, databases, compilations, and any other electronic data files, including any and all collections of data, whether machine readable or otherwise; (viii) rights to sue or recover and retain damages and costs and attorneys’ fees for the past, present or future infringement, dilution, misappropriation, or other violation of any of the foregoing anywhere in the world; (ix) any and all other intellectual or industrial property rights protectable by applicable law in any jurisdiction; and (x) all issuances, renewals, registrations and applications of or for any of the foregoing.

“Investor Presentation” means the PowerPoint presentation dated [•], [2025] detailing the transactions contemplated by the Business Combination Agreement.

“IT Assets” technology, devices, computers, hardware, Software (including firmware and middleware), systems, sites, servers, networks, workstations, routers, hubs, circuits, switches, interfaces, websites, platforms, data communications lines, and all other information or operational technology, telecommunications, or data processing assets, facilities, systems services, or equipment, and all data stored therein or processed thereby, and all associated documentation.

“Knowledge” means, with respect to the Target, the actual knowledge of Greg Twinney and Robert Crystal.

“Law” means any federal, state, provincial, local, municipal, foreign or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, Order or Consent that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Legal Proceeding” means any notice of noncompliance or violation, or any claim, demand, charge, action, suit, litigation, audit, settlement, complaint, stipulation, assessment or arbitration, or any request (including any request for information), inquiry, hearing, proceeding or investigation, by or before any Governmental Authority.

“Liabilities” means any and all liabilities, Indebtedness, Legal Proceedings or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under GAAP or other applicable accounting standards).

“Lien” means any mortgage, pledge, security interest, attachment, right of first refusal, option, proxy, voting trust, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), restriction (whether on voting, sale, transfer, disposition or otherwise), any subordination arrangement in favor of another Person, or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar Law.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Losses” means losses, liabilities, obligations, claims, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation.

“NewCo” shall have the meaning ascribed to such term in the recitals.

“Off-the-Shelf Software” means “shrink wrap,” “click wrap,” and “off the shelf” software agreements and other agreements for Software commercially available to the public on standard terms and conditions, generally with license, maintenance, support and other fees of less than $100,000 per year.

“Order” means any order, decree, ruling, judgment, injunction, writ, determination, binding decision, verdict, judicial award or other action that is or has been made, entered, rendered, or otherwise put into effect by or under the authority of any Governmental Authority.

“Organizational Documents” means, with respect to any Person that is an entity, its certificate of incorporation or formation, bylaws, operating agreement, memorandum, articles of association, articles incorporation, and notice of articles or similar organizational documents, in each case, as amended.

“Original Issue Price” means $10.20 per Target Preferred Shares, which shares shall have a deemed price per share equal to the Deemed Original Issue Price.

“Owned Intellectual Property” means any and all Intellectual Property which any of the Target Companies owns (or purports to own), in whole or in part, and includes the Target Software, all Target Registered IP and all other Intellectual Property required to be set forth in Section 3.3(n)(i) of the Target Disclosure Letter.

“Patents” means any patents, patent applications and the inventions, designs and improvements described and claimed therein, patentable inventions, and other patent rights (including any divisionals, provisionals, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended, modified, withdrawn, or refiled).

“Permits” means all federal, state, provincial, local or foreign or other third-party permits, grants, easements, consents, approvals, authorizations, exemptions, licenses, franchises, concessions, ratifications, permissions, clearances, confirmations, endorsements, waivers, certifications, designations, ratings, registrations, qualifications or orders of any Governmental Authority or any other Person.

“Permitted Liens” means (a) Liens for Taxes or assessments and similar governmental charges or levies, which either are (i) not yet due and payable or (ii) being contested in good faith and by appropriate proceedings, and adequate reserves have been established with respect thereto in accordance with GAAP, (b) other Liens imposed by operation of Law arising in the ordinary course of business for amounts which are not due and payable and as would not in the aggregate materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto, (c) Liens incurred or deposits made in the ordinary course of business in connection with social security, (d) Liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business, (e) Liens arising under any Transaction Document or (f) non-exclusive licenses of Owned Intellectual Property granted in the ordinary course of business.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“PIPE Financing” means the an equity financing of the Target to raise not less than US$80,000,000 from the sale and issuance of Company Preferred Shares and Company Warrants to certain investors on a private placement basis, to be consummated on the Closing Date, prior to the Amalgamation.

“Placement Agent” means Cohen and Company Capital Markets, a division of Cohen & Company Securities, LLC.

“Plan of Arrangement” shall have the meaning ascribed to such term in the recitals.

“Proceeding” means an action, claim, suit, investigation or proceeding, whether commenced or threatened.

“Purchaser Party” means the Purchaser and the Purchaser’s directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons.

“Redemption” shall have the meaning ascribed to such term in the Business Combination Agreement.

“Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement among the Company, the Sponsor, the Purchaser and the other parties thereto, in the form of Exhibit B attached hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by the Purchaser as provided for in the Registration Rights Agreement.

“Related Person” means any officer, director, manager, employee, trustee or beneficiary of a Target Company or any of its Affiliates and any immediate family member of any of the foregoing.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the indoor or outdoor environment, or into or out of any property.

“Remedial Legal Proceedings” means all actions to (i) clean up, remove, treat, or in any other way address any Hazardous Material, (ii) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care, or (iv) correct a condition of noncompliance with Environmental Laws.

“Required Minimum” means, as of any date, the maximum aggregate number of Common Shares then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise in full of all Company Warrants (assuming for this purpose, an exercise price equal to the Floor Price) and conversion in full of all Company Preferred Shares (assuming for this purpose, a conversion price equal to the Floor Price and taking into account PIK Dividends for a period of at least three years following the Closing Date), ignoring any conversion or exercise limits set forth therein.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such rule.

“Sanctioned Jurisdiction” means any country or territory that is the subject of comprehensive economic sanctions maintained by OFAC (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea, so-called Donetsk People’s Republic, and so-called Luhansk People’s Republic regions of Ukraine).

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(m).

“Securities” means the Company Securities and/or the Target Securities, as applicable.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

“Software” means any and all (i) computer software, firmware and computer programs and applications, including all source code, object code, middleware, utilities, computer programs, application programming interfaces, algorithms, plugins, libraries, subroutines, tools, drivers, microcode, scripts, batch files, instruction sets and macros, models, and methodologies, in each case of the foregoing whether in source code, executable or object code form, documentation related thereto including user manuals, related to any of the foregoing and all software modules, tools and databases; and (ii) deep learning, machine learning, and other artificial intelligence technologies (collectively, “AI/ML”).

“Sponsor” means Spring Valley Acquisition III Sponsor, LLC.

“Statutory Plans” means any statutory plans with which the Target Companies are required to comply, including the Canada Pension Plan and plans administered pursuant to applicable provincial health tax, workers’ compensation and employment insurance legislation.

“Stock Exchange” means either The Nasdaq Stock Market LLC or the New York Stock Exchange (or any successors to any of the foregoing).

“Subscription Amount” shall mean the aggregate amount to be paid for the Target Preferred Shares and the Target Warrants purchased hereunder pursuant to the terms of this Agreement as set forth across from the Purchaser’s name on Annex A hereto in U.S. dollars and in immediately available funds.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. A Subsidiary of a Person will also include any variable interest entity which is consolidated with such Person under applicable accounting rules.

“Target Benefit Plans” means, except for Statutory Plans, any and all deferred compensation, executive compensation, incentive compensation, equity purchase or other equity-based compensation plan, employment or consulting, severance or termination pay, holiday, vacation or other bonus plan or practice, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit sharing, pension, or retirement plan, program, agreement, commitment or arrangement, and each other employee benefit plan, program, agreement or arrangement, including each “employee benefit plan” as such term is defined under Section 3(3) of ERISA, maintained or contributed to or required to be contributed to by the Target or any Subsidiary of the Target for the benefit of any current or former employee or other individual service provider of the Target or any Subsidiary of the Target, or with respect to which the Target or any Subsidiary of the Target has any Liability, whether direct or indirect, whether actual or contingent, whether formal or informal, and whether legally binding or not (other than a multiemployer plan within the meaning of Section 3(37) of ERISA or any plan or program that is sponsored solely by a Governmental Authority and to which the Target or any Subsidiary of the Target is required to contribute pursuant to applicable Law).

“Target Companies” means the Target and its subsidiaries.

“Target Disclosure Letter” shall have the meaning ascribed to such term in Section 3.3.

“Target IP” means any and all Intellectual Property currently owned, licensed, used or held for use by the Target Companies.

“Target IP Licenses” means Intellectual Property licenses, sublicenses and other agreements or permissions.

“Target Material Adverse Effect” means any event, state of facts, condition, change, development, circumstance, occurrence or effect (collectively, “Events”), that (i) has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, results of operations or financial condition of the Target Companies, taken as a whole, or (ii) does or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the ability of the Target Companies to consummate the Transactions; provided, however, that in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Target Material Adverse Effect”: (a) any change in applicable Laws or GAAP or any interpretation thereof following the date of this Agreement, (b) any change in interest rates or economic, political, business or financial market conditions generally, (c) the taking of any action required by this Agreement, (d) any natural disaster (including hurricanes, storms, tornados, flooding, earthquakes, volcanic eruptions or similar occurrences), pandemic or change in climate, (e) any acts of terrorism or war, the outbreak or escalation of hostilities, geopolitical conditions, local, national or international political conditions, (f) any failure of the Target Companies to meet any projections or forecasts (provided that clause (f) shall not prevent a determination that any Event not otherwise excluded from this definition of Target Material Adverse Effect underlying such failure to meet projections or forecasts has resulted in a Target Material Adverse Effect), (g) any Events generally applicable to the industries or markets in which the Target and its Subsidiaries operate (including increases in the cost of products, supplies, materials or other goods purchased from third party suppliers), (h) the announcement of the Business Combination Agreement, this Agreement or any other Transaction Document and consummation of the transactions contemplated hereby and thereby, including any termination of, reduction in or similar adverse impact (but in each case only to the extent attributable to such announcement or consummation) on relationships, contractual or otherwise, with any landlords, customers, suppliers, distributors, partners or employees of the Target Companies, (i) any matter set forth on the Target Disclosure Letter, or (j) any action taken by, or at the request of, the Company; provided, further, that any Event referred to in clauses (a), (b), (d), (e) or (g) above may be taken into account in determining if a Target Material Adverse Effect has occurred to the extent it has a disproportionate and adverse effect on the business, assets, results of operations or condition (financial or otherwise) of the Target Companies, taken as a whole, relative to similarly situated companies in the industry in which the Target Companies conduct their respective operations, but only to the extent of the incremental disproportionate effect on the Target Companies, taken as a whole, relative to similarly situated companies in the industry in which the Target Companies conduct their respective operations.

“Target Options” means each option to purchase equity securities of the Target, in each case, granted pursuant to the Target Stock Option Plan.

“Target Party” means each Target Company and each of their respective directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls any Target Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons.

“Target Preferred Shares” means the Convertible Preferred Shares in the capital of the Target having the same rights, preferences and privileges as those set forth in in Part 31 of the Company Closing Articles, in the form of Exhibit A hereto, provided, however, that references to the Company would be replaced by references to the Target.

“Target SAFEs” means all of the then issued and outstanding simple agreements for future equity of the Target.

“Target Securities” means the Target Preferred Shares, the Target Warrants, the Class A voting common shares of the Target issuable upon conversion of the Target Preferred Shares and the Class A voting common shares of the Target issuable upon exercise of the Target Warrants.

“Target Shareholders’ Agreement” means the eighth amended and restated Shareholders’ Agreement of the Company dated August 6, 2025.

“Target Software” means any and all Software which any of the Target Companies owns or purports to own, in whole or in part.

“Target Stock Option Plan” means the Target’s the amended and restated stock option plan dated November 19, 2024, as such may have been further amended, supplemented or modified from time to time.

“Target Warrants” means, collectively, the Class A voting common Share purchase warrants of the Target, which Warrants shall be exercisable immediately and have a term of exercise equal to 5 years.

“Taxes” means all direct or indirect federal, provincial, state, local, foreign and other net income, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, social security and related contributions due in relation to the payment of compensation to employees, excise, severance, stamp, occupation, premium, property, windfall profits, alternative minimum, estimated, customs, duties or other taxes, fees, assessments or charges in the nature of a tax, together with any interest and any penalties, additions to tax or additional amounts with respect thereto imposed by a Governmental Authority.

“Tax Return” means any return, form, declaration, election, disclosure, report, claim for refund, information return or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes or the administration of any Laws or administrative requirements relating to any Taxes.

“Trade Secrets” means any trade secrets, confidential business information, concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to Copyright, Trademark, or trade secret protection).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Shares is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Company Warrant certificates, the Warrants, the Registration Rights Agreement, and all exhibits and schedules thereto.

“Transactions” means each of the transactions contemplated by this Agreement and the other Transaction Documents.

“Transfer Agent” means Continental Stock Transfer & Trust Company, the current transfer agent of the Company, and any successor transfer agent of the Company.

“Underlying Shares” means the Conversion Shares and the Warrant Shares.

“Warrant Shares” means the Common Shares issuable upon exercise of the Company Warrants.

ARTICLE 2

PURCHASE AND SALE

2.1 Closing. On the Closing Date, immediately prior to the Amalgamation and in accordance with the Plan of Arrangement as part of the consummation of the Business Combination, upon the terms and subject to the conditions set forth herein, the Target agrees to sell, and the Purchaser agrees to purchase, a number of shares of Target Preferred Shares with an aggregate Original Issue Price as set forth opposite the Purchaser’s name on Annex A hereto and Target Warrants as determined pursuant to Section 2.2(a). Not later than 10:00 am Eastern Time on the date on which Closing will occur (and the conditions thereto will be satisfied )(the “Closing Date”), the Target shall provide written notice on signed Target letterhead (which may be via email) to the Purchaser (the “Closing Notice”) setting out that (i) all closing conditions pursuant to the Business Combination Agreement (as determined by the parties to the Business Combination Agreement) have been satisfied or waived in writing by the Person(s) with the authority to make such waiver (other than those conditions which, by their nature, are to be satisfied at the closing of the Business Combination pursuant to the Business Combination Agreement including to the extent that any such condition precedent is, or is dependent upon, the consummation of the transactions contemplated hereby), and (ii) all closing conditions pursuant to this Agreement have been satisfied or waived in writing by the Person(s) with the authority to make such waiver (other than those conditions which, by their nature, are to be satisfied at the Closing pursuant to this Agreement including to the extent that such condition precedent is, or is dependent upon, the consummation of the Business Combination), have been met and that such date is the Closing Date, which Closing Notice shall contain the payment direction along with wire instructions of the Target for delivery of the Subscription Amount (the “Flow of Funds Letter”). The failure of the Closing to occur on the Closing Date shall not terminate this Agreement or otherwise relieve any party of any of its obligations hereunder.

2.2 Deliveries.

(a) On or prior to the Closing Date, the Target shall deliver or cause to be delivered to the Purchaser the following:

(i) reasonable evidence of issuance of such aggregate number of Target Preferred Shares equal to the Purchaser’s Subscription Amount divided by the Original Issue Price, registered in the name of the Purchaser, which, for greater certainty, may be issued in book-entry form or otherwise uncertificated;

(ii) reasonable evidence of issuance of a Target Warrant certificate registered in the name of the Purchaser representing the Target Warrants entitling the Purchaser to purchase up to a number of Class A voting common shares of the Target equal to 100% of the total number of such shares into which the Purchaser’s Target Preferred Shares are convertible on the date of Closing, with an exercise price equal to $12.00, subject to adjustment as set forth therein; and

(iii) the Closing Notice, including the Flow of Funds Letter.

(b) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i) a certificate evidencing (or reasonable evidence of issuance by book entry, as applicable, of) such aggregate number of Company Preferred Shares equal to the aggregate number of Target Preferred Shares delivered pursuant to Section 2.2(a)(i), registered in the name of the Purchaser, issued in exchange for such Target Preferred Shares pursuant to the Amalgamation as set forth in the Plan of Arrangement;

(ii) a Company Warrant certificate registered in the name of the Purchaser representing the Company Warrants issued in exchange for the Target Warrants delivered pursuant to Section 2.2(a)(ii) pursuant to the Amalgamation as set forth in the Plan of Arrangement, entitling the Purchaser to purchase up to a number of Common Shares equal to 100% of the total number of Common Shares into which the Purchaser’s Company Preferred Shares are convertible on the date of Closing, with an exercise price equal to $12.00, subject to adjustment as set forth therein; and

(iii) the Registration Rights Agreement duly executed by the Company.

(c) On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company and the Target, the following:

(i) the Registration Rights Agreement duly executed by the Purchaser;

(ii) the Purchaser’s counter-signature to the Company Warrant described in Section 2.2(b)(ii);

(iii) the Purchaser’s Subscription Amount; and

(iv) the Purchaser’s certificate of accredited investor status required under appliable Canadian and United States securities laws as provided in Exhibit D.

2.3 Closing Conditions.

(a) The Closing shall be subject to the satisfaction, or valid waiver in writing by each of the parties hereto, of the conditions that, on the Closing Date:

(i) all conditions precedent to the closing of the Business Combination set forth in Article 7 of the Business Combination Agreement shall have been satisfied (as determined by the parties to the Business Combination Agreement) or waived in writing by the Person(s) with the authority to make such waiver (other than those conditions which, by their nature, are to be satisfied at the closing of the Business Combination pursuant to the Business Combination Agreement including to the extent that any such condition precedent is, or is dependent upon, the consummation of the transactions contemplated hereby), and the closing of the Business Combination shall be scheduled to occur pursuant to and in accordance with the Plan of Arrangement;

(ii) no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation which is then in effect and has the effect of making the consummation of the transactions contemplated hereby (including, without limitation, the Continuation) illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby; and

(iii) the issue and sale of the Securities being exempt from the requirement to file a prospectus and the requirement to deliver an offering memorandum under applicable securities laws relating to the sale of the Securities, or the Target and the Company having received such orders, consents or approvals as may be required to permit such sale without the requirement to file a prospectus or deliver an offering memorandum.

(b) The obligation of the Company and the Target to consummate the Closing shall be subject to the satisfaction or valid waiver in writing by the Company and the Target of the additional conditions that, on the Closing Date:

(i) except as otherwise provided under Section 2.3(b)(ii), all representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or material adverse effect, which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or material adverse effect, which representations and warranties shall be true and correct in all respects) as of such earlier date), and consummation of the Closing shall constitute a reaffirmation by the Purchaser of each of the representations, warranties and agreements of the Purchaser contained in this Agreement as of the Closing Date, but without giving effect to consummation of the Business Combination, or as of such earlier date, as applicable;

(ii) the representations and warranties of the Purchaser contained in Section 3.2(q) of this Agreement shall be true and correct at all times on or prior to the Closing Date, and consummation of the Closing shall constitute a reaffirmation by the Purchaser of such representations and warranties;

(iii) the Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing; and

(iv) the delivery by the Purchaser of the items set forth in Section 2.2(c) of this Agreement.

(c) The obligation of the Purchaser to consummate the Closing shall be subject to the satisfaction or valid waiver in writing by the Purchaser of the additional conditions that, on the Closing Date:

(i) all representations and warranties of the Company and the Target contained in this Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, Company Material Adverse Effect, which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except to the extent that any such representation or warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, Company Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such earlier date), and consummation of the Closing shall constitute a reaffirmation by the Company of each of the representations, warranties and agreements of the Company contained in this Agreement as of the Closing Date, but without giving effect to the consummation of the Business Combination, or as of such earlier date, as applicable;

(ii) the Company and the Target, as applicable, shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing; and

(v) the delivery by the Target and the Company of the items set forth in Sections 2.1(a) and 2.1(b), respectively, of this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in any SEC Reports filed by the Company or other documents submitted or furnished to the SEC by the Company on or prior to the date hereof, or on or prior to the Closing Date, as applicable, and provided that no representation or warranty by the Company shall apply to any statement or information in the SEC Reports that relates to changes to historical accounting policies of the Company in connection with any order, directive, guideline, comment or recommendation from the Commission or the Company’s auditor or accountant that is applicable to the Company (collectively, the “Company SEC Guidance”), nor shall any correction, amendment, revision or restatement of the Company’s financial statements due wholly or in part to the Company SEC Guidance or any other accounting matters, nor any other effects that relate to or arise out of, or are in connection with or in response to, any of the foregoing or any changes in accounting or disclosure related thereto, be deemed to be a breach of any representation or warranty by the Company, the Company represents and warrants to the Purchaser, as of the date of this Agreement and as of the Closing Date (or, if such representations and warranties are made with respect to a specified date, as of such date):

(a) The Company (i) is validly existing and in good standing under the laws of the jurisdiction of incorporation, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Agreement and the other Transaction Documents, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a Company Material Adverse Effect.

(b) As of the Closing Date, the Company Securities will be duly authorized and, when issued, paid for and delivered in accordance with the applicable Transaction Documents, will be validly issued, fully paid and non-assessable, free and clear of all liens or other restrictions (other than those arising under the Transaction Documents, the Organizational Documents of the Company or applicable securities laws), and will not have been issued in violation of any preemptive or similar rights created under the Company’s Organizational Documents (as adopted on the Closing Date) or the laws of its jurisdiction of incorporation.

(c) This Agreement and the other Transaction Documents has been duly authorized, validly executed and delivered by the Company, and assuming the due authorization, execution and delivery of the same by the Target and the Purchaser of this Agreement and the other Transaction Documents to which they are a party and the due authorization, execution and delivery of the same by all other parties to any Transaction Document, this Agreement and the other Transaction Documents shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally or by any applicable statute of limitation or by any valid defense of set-off or counterclaim, and the fact that equitable remedies or relief (including the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought (collectively, the “Enforceability Exceptions”).

(d) Assuming the accuracy of the representations and warranties of the Purchaser set forth in Section 3.2 of this Agreement and the accuracy of the representations and warranties of the Target set forth in Section 3.3 of this Agreement, the execution and delivery of this Agreement and the other Transaction Documents, the issuance and sale of the Company Securities hereunder, the compliance by the Company with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) the Organizational Documents of the Company, or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Company Material Adverse Effect.

(e) Assuming the accuracy of the representations and warranties of the Purchaser set forth in Section 3.2 of this Agreement and the accuracy of the representations and warranties of the Target set forth in Section 3.3 of this Agreement, other than as provided for in the Business Combination Agreement, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, provincial, territorial, local or other Governmental Authority, self-regulatory organization or other person in connection with the execution, delivery and performance of this Agreement or the other Transaction Documents (including, without limitation, the issuance of the Company Securities), other than (i) filings required by applicable state, provincial, territorial or federal securities laws, (ii) the filing of the Registration Statement pursuant to the Registration Rights Agreement or of a prospectus in Canada, (iii) filings required by the Commission, the BCSC or any similar securities commission, (iv) filings required by the Stock Exchange, including with respect to obtaining shareholder approval or any other stock exchange, (v) filings and approvals required to consummate the Business Combination as provided under the Business Combination Agreement, including those required in connection with the Continuation and the Plan of Arrangement, (vi) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and (vii) those filings, the failure of which to obtain would not have a Company Material Adverse Effect

(f) Except for such matters as have not had and would not have a Company Material Adverse Effect, there is no (i) Action, Proceeding or arbitration before a Governmental Authority or arbitrator pending, or, to the knowledge of the Company, threatened in writing against the Company or (ii) judgment, decree, injunction, ruling or order of any Governmental Authority or arbitrator outstanding against the Company.

(g) Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2 of this Agreement, no registration under the Securities Act or any state securities (or Blue Sky) laws is required for the offer and sale of the Company Securities by the Company to the Purchaser.

(h) Neither the Company nor any person acting on its behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Company Securities. The Company Securities are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws. Neither the Company nor any person acting on the Company’s behalf has, directly or indirectly, at any time within the past six (6) months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions. Neither the Company nor any person acting on the Company’s behalf has offered or sold any securities, or has taken any other action, which would reasonably be expected to subject the offer, issuance or sale of the Company Securities, as contemplated hereby, to the registration provisions of the Securities Act.

(i) No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) is applicable.

(j) Except as would not reasonably be expected to be material to the Company, the Company is in all material respects in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder.

(k) As of the Closing Date, the Common Shares will be eligible for clearing through The Depository Trust Company (“DTC”), through its Deposit/Withdrawal At Custodian (DWAC) system, and the Company is eligible and participating in the Direct Registration System (DRS) of DTC with respect to the Common Shares. The Company’s Transfer Agent is a participant in DTC’s Fast Automated Securities Transfer Program.

(l) As of their respective filing dates, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, all reports required to be filed by the Company with the Commission (the “SEC Reports”) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date hereof, there are no material outstanding or unresolved comments in comment letters received by the Company from the staff of the Division of Corporation Finance of the Commission with respect to any of the SEC Reports. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. Notwithstanding the foregoing, this representation and warranty shall not apply to any statement or information in the SEC Reports that relates or arises from the topics referenced in the Company SEC Guidance, and any restatement, revision or other modification to the SEC Reports (including any financial statements contained therein) relating to or arising from the Company SEC Guidance shall not be deemed material noncompliance for purposes of this Agreement or the other Transaction Documents.

(m) As of the date hereof, the authorized share capital of the Company is $22,100 divided into 200,000,000 Class A Ordinary Shares, 20,000,000 Class B ordinary shares, par value $0.0001 per share (the “Class B Ordinary Shares” and, together with the Class A Ordinary Shares, the “Ordinary Shares”) and 1,000,000 preference shares of a par value of $0.0001 (the “Preference Shares”). As of the date hereof and immediately prior to the Continuation and prior to giving effect to the Closing and the Business Combination: (i) 23,000,000 Class A Ordinary Shares, 7,666,667 Class B Ordinary Share and no Preference Shares were issued and outstanding; (ii) 7,666,667 public warrants, each exercisable to purchase one Class A Ordinary Share at $11.50 per share, and 7,046,111 private placement warrants, each exercisable to purchase one Class A Ordinary Share at $11.50 per share (together “Outstanding Warrants”), were issued and outstanding. No Outstanding Warrants are exercisable on or prior to the closing of the Business Combination. All (A) issued and outstanding Ordinary Shares have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to preemptive rights; and (B) Outstanding Warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive rights;. As of the date hereof, except as set forth above and pursuant to the Business Combination Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any Ordinary Shares or other equity interests in the Company (collectively, “Equity Interests”) or securities convertible into or exchangeable or exercisable for Equity Interests. Except as set forth in the Business Combination Agreement, as of the date hereof, the Company has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any Equity Interests, other than (A) as set forth in the SEC Reports and (B) as contemplated by the Business Combination Agreement. Except as described in the SEC Reports, there are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Company Securities.

(n) The issued and outstanding Class A Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on the Stock Exchange under the symbol “SVAC.” Except as set forth in the SEC Reports or as contemplated by the Business Combination Agreement: (i) there is no suit, Action, Proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by the Stock Exchange or the Commission with respect to any intention by such entity to deregister the Class A Ordinary Shares or prohibit or terminate the listing of the Class A Ordinary Shares on the Stock Exchange and (ii) the Company has taken no action that is designed to terminate the registration of the Class A Ordinary Shares under the Exchange Act. Following the Continuation and upon consummation of the Business Combination, the Common Shares are expected to be registered under the Exchange Act and listed for trading on the Stock Exchange.

(o) To the knowledge of the Company, the Company is not, and immediately after receipt of payment for the Securities and the consummation of the Business Combination, will not be and “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(p) Neither the Company nor, to the knowledge of the Company, any agent or other person acting on behalf of the Company has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(q) The Company’s accounting firm is WithumSmith+Brown, PC. To the knowledge and belief of the Company, such accounting firm is a registered public accounting firm as required by the Exchange Act.

(r) There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(s) The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Company Securities. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(t) The Company has not, and to its knowledge no one acting on its behalf has, taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Company Securities.

3.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date of this Agreement and as of the Closing Date (or, if such representations and warranties are made with respect to a specified date, as of such date):

(a) The Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of formation or incorporation with the requisite power and authority to enter into and perform its obligations under the Transaction Documents.

(b) Each Transaction Document to which it is a party has been duly authorized, executed and delivered by the Purchaser, and assuming the due authorization, execution and delivery of the same by the Company, each Transaction Document to which the Purchaser is a party shall constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to the Enforceability Exceptions.

(c) The execution, delivery and performance of the Transaction Documents, including the purchase of the Securities hereunder, the compliance by the Purchaser with all of the provisions of the Transaction Documents and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Purchaser pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Purchaser is a party or by which the Purchaser is bound or to which any of the property or assets of the Purchaser is subject; (ii) the Organizational Documents of the Purchaser; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Purchaser or any of its properties that in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on the Purchaser’s ability to consummate the transactions contemplated by the Transaction Documents, including the purchase of the Securities.

(d) At the time the Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Company Warrants or converts any Company Preferred Shares, it will be, an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), satisfying the applicable requirements set forth on Annex A hereto, (ii) acquiring the Securities only for its own account and not for the account of others, or if the Purchaser is subscribing for the Securities as a fiduciary or agent for one or more investor accounts, each owner of such account is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and the Purchaser has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) not acquiring the Securities with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and has provided the Company with the requested information on Annex A following the signature page hereto).

(d.1)            The Purchaser (i) is purchasing the Securities as principal for Purchaser’s own account, not for the benefit of any other person, for investment only and not with a view to the resale or distribution of all or any of the Securities, (ii) is a resident in or otherwise subject to the securities laws of the jurisdiction set out as “Address for Notice to Purchaser” on the signature page hereto, (iii) is not an individual and is an “accredited investor” (as such term is defined in National Instrument 45-106 – Prospectus Exemptions of the Canadian Securities Administrators (“NI 45-106”) and the Securities Act (Ontario), and partially reproduced in Exhibit D hereto), (iv) was not created or used solely to purchase or hold securities as an accredited investor, and (v) has checked the applicable subparagraph in Exhibit D attached hereto indicating that Purchaser satisfies one of the categories of “accredited investor” set out in Exhibit D.

(d.2)            The Purchaser, if not a resident of Canada, is purchasing the Securities in compliance with the securities law of the jurisdiction where the Purchaser is a resident.

(e) The Purchaser acknowledges and agrees that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act or applicable Canadian securities laws and that the Securities have not been registered under the Securities Act or the securities laws of any state in the United States or other jurisdiction in Canada or otherwise and that the Company is not required to register the Securities except as set forth in the Registration Rights Agreement. The Purchaser acknowledges and agrees that the Securities may not be offered, resold, transferred, pledged or otherwise disposed of by the Purchaser under applicable Canadian securities laws absent an effective registration statement under the Securities Act, except with respect to the Securities Act, (i) to the Company or a subsidiary thereof, (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act (including without limitation a private resale pursuant to so called “Section 4(a)1½”), or (iii) an ordinary course pledge such as a broker lien over account property generally, and, in each of clauses (i)-(iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States or other jurisdictions, and that any certificates or account entries representing the Securities shall contain a restrictive legend to such effect. The Purchaser acknowledges and agrees that the Securities will be subject to these securities law transfer restrictions, and as a result of these transfer restrictions, the Purchaser may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Securities and may be required to bear the financial risk of an investment in the Securities for an indefinite period of time. The Purchaser acknowledges and agrees that the Securities will not be immediately eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year following the filing of certain required information with the Commission after the Closing Date. The Purchaser acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Securities. The Purchaser understands and acknowledges that the Securities are to being sold on a “private placement” basis and, as a consequence (i) the Purchaser is restricted from using most of the civil remedies available under applicable securities law, (ii) the Purchaser may not receive information that would otherwise be required to be provided to the Purchaser under applicable securities law, and (iii) the Target is relieved from certain obligations that would otherwise apply under applicable securities law.

(f) The Purchaser understands and agrees that it is purchasing the Target Securities directly from the Target. The Purchaser further acknowledges that there have not been, and the Purchaser hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to the Purchaser by the Company, the Target, the Sponsor, any of their respective Affiliates or any control persons, officers, directors, employees, partners, agents or representatives, any other party to the Business Combination or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company and the Target set forth in this Agreement. The Purchaser agrees that none of (i) any other Purchaser (including the controlling persons, members, officers, directors, partners, agents, or employees of any such other Purchaser), (ii) the Sponsor, its Affiliates (other than the Company), or any of its or its’ Affiliates respective control persons, officers, directors or employees or (iii) any other party to the Business Combination Agreement, including any such party’s representatives, Affiliates or any of its or their control persons, officers, directors or employees, that is not a party hereto, shall be liable to the Purchaser pursuant to this Agreement for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities.

(g) In making its decision to purchase the Securities, the Purchaser has relied solely upon independent investigation made by the Purchaser and the Company’s and the Target’s representations in Sections 3.1 and 3.3, respectively, of this Agreement. The Purchaser acknowledges and agrees that the Purchaser has received such information as the Purchaser deems necessary in order to make an investment decision with respect to the Securities, including with respect to the Company, the Target Companies and the Business Combination, and made its own assessment and is satisfied concerning the relevant financial, tax and other economic considerations relevant to the Purchaser’s investment in the Securities. Without limiting the generality of the foregoing, the Purchaser acknowledges that it has reviewed the Company’s filings with the Commission. The Purchaser represents and agrees that the Purchaser and the Purchaser’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Purchaser and the Purchaser’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Securities. The Purchaser acknowledges that certain information provided by the Company and the Target was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. The Purchaser further acknowledges that the information provided to the Purchaser was preliminary and subject to change, including in the registration statement and the proxy statement and/or prospectus that the Company intends to file with the Commission in connection with the Business Combination (which will include substantial additional information about the Company, the Target Companies and the Business Combination and will update and supersede the information previously provided to the Purchaser). The Purchaser acknowledges and agrees that none of the Sponsor or any of its Affiliates or any of such Person’s or its Affiliate’s control persons, officers, directors, employees or other representatives, legal counsel, financial advisors, accountants or agents (collectively, “Representatives”) has provided the Purchaser with any information, recommendation or advice with respect to the Securities nor is such information, recommendation or advice necessary or desired. None of the Sponsor or any of its respective Affiliates or Representatives has made or makes any representation as to the Company or the Target Companies or the quality or value of the Securities. In addition, the Company, the Target, the Sponsor and their respective Affiliates or Representatives may have acquired non-public information with respect to the Company or the Target Companies which the Purchaser agrees need not be provided to it. In connection with the issuance of the Securities to the Purchaser, none of the Company, the Target, the Sponsor or any of their respective Affiliates or Representatives has acted as a financial advisor or fiduciary to the Purchaser.

(h) The Purchaser became aware of this offering of the Securities solely by means of direct contact between the Purchaser and the Company or its Affiliates, by means of direct contact between the Purchaser and the Target or its Affiliates, and Securities were offered to the Purchaser solely by direct contact between the Purchaser and the Company or its Affiliates. The Purchaser did not become aware of this offering of the Securities, nor were the Securities offered to the Purchaser, by any other means. The Purchaser acknowledges that the Company represents and warrants that the Securities (i) were not offered by any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any federal, state, provincial or territorial securities laws.

(i) The Purchaser acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Securities, including those set forth in the SEC Reports. The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and the Purchaser has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as the Purchaser has considered necessary to make an informed investment decision. The Purchaser (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Securities. The Purchaser understands and acknowledges that the purchase and sale of the Securities hereunder meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

(j) The Purchaser has adequately analyzed and fully considered the risks of an investment in the Securities and determined that the Securities are a suitable investment for the Purchaser and that the Purchaser is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Purchaser’s investment in the Company. The Purchaser acknowledges specifically that a possibility of total loss exists.

(k) The Purchaser understands and agrees that no federal, provincial, territorial or state agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of this investment.

(l) The Purchaser is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons (“SDN List”) administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The Purchaser agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Purchaser is permitted to do so under applicable law. If the Purchaser is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Purchaser maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, the Purchaser maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required, the Purchaser maintains policies and procedures reasonably designed to ensure that the funds held by the Purchaser and used to purchase the Securities were legally derived.

(m) No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Company as a result of the purchase and sale of Securities hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Company from and after the Closing as a result of the purchase and sale of Securities hereunder.

(n) The Purchaser will have sufficient funds to pay the Subscription Amount pursuant to Section 2.2(c)(iii) of this Agreement and any expenses incurred by the Purchaser in connection with the transactions contemplated by or in connection with the Transaction Documents; (ii) has the resources and capabilities (financial or otherwise) to perform its obligations under the Transaction Documents; and (iii) has not incurred any obligation, commitment, restriction or liability of any kind, absolute or contingent, present or future, which would impair or adversely affect its ability to perform its obligations under the Transaction Documents.

(o) The Purchaser acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Company, the Target, the Sponsor or any of their respective Affiliates or any of their respective or their respective Affiliates’ control persons, officers, directors, employees, agents or representatives), other than the representations and warranties of the Company and the Target contained in Sections 3.1 and 3.3, respectively, of this Agreement, in making its investment or decision to invest in the Company. The Purchaser agrees that none of (i) any other Purchaser or any other Person participating in any other private placement of Common Shares (including the controlling persons, officers, directors, partners, agents or employees of any such other Person), (ii) the Company, its Affiliates or any of its or their respective Affiliates’ control persons, officers, directors, partners, agents, employees or representatives, nor (iii) the Sponsor, its Affiliates or any of its or their respective Affiliates’ control persons, officers, directors, partners, agents, employees or representatives shall be liable to the Purchaser or any other Purchaser pursuant to the Transaction Documents or any other agreement related to a private placement of Securities for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities hereunder or thereunder.

(p) No broker or finder is entitled to any brokerage or finder’s fee or commission to be paid by the Purchaser solely in connection with the sale of the Securities to the Purchaser.

(q) At all times on or prior to the Closing Date, the Purchaser has no binding commitment to dispose of, or otherwise transfer (directly or indirectly), any of the Securities.

(r) The Purchaser hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with the Purchaser, shall, directly or indirectly, engage in any hedging activities or execute any Short Sales with respect to the securities of the Company from the date hereof until the Closing or the earlier termination of this Agreement in accordance with its terms.

(s) Except as expressly disclosed in a Schedule 13D or Schedule 13G (or amendments thereto) filed by the Purchaser with the Commission with respect to the beneficial ownership of the Company’s outstanding securities prior to the date hereof, the Purchaser is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of equity securities of the Company (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

(t) The Purchaser acknowledges that (i) the Company, the Target Companies, the Sponsor and any of their respective Affiliates, control persons, officers, directors, employees, agents or representatives currently may have, and later may come into possession of, information regarding the Company and the Target Companies that is not known to the Purchaser and that may be material to a decision to purchase the Securities, (ii) the Purchaser has determined to purchase the Securities notwithstanding its lack of knowledge of such information, and (iii) none of the Company, the Target Companies, the Sponsor or any of their respective Affiliates, control persons, officers, directors, employees, agents or representatives shall have liability to the Purchaser, and the Purchaser hereby, to the extent permitted by law, waives and releases any claims it may have against the Company, the Target Companies, the Sponsor and their respective Affiliates, control persons, officers, directors, employees, agents or representatives, with respect to the nondisclosure of such information.

(u) The Purchaser acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to the Company.

(v)  The funds representing the subscription funds to be provided by the Purchaser which will be advanced by the Purchaser to the Company hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLTFA”) or the PATRIOT Act, and the Purchaser acknowledges that the Company and/or the Target may in the future be required by law to disclose the Purchaser’s name and other information relating to this Agreement and the Purchaser’s subscription hereunder, on a confidential basis, pursuant to the PCMLTFA or the PATRIOT Act. To the best of its knowledge (a) none of the subscription funds to be provided by the Purchaser (i) have been or will be derived from or related to any activity that is deemed criminal under the laws of Canada, the United States, or any other jurisdiction, or (ii) are being tendered on behalf of a Person or entity who has not been identified to the Purchaser, and (b) the Purchaser shall promptly notify the Company and the Target if the Purchaser discovers that any of such representations ceases to be true, and to provide the Company and Target with appropriate information in connection therewith.

(w)  The Purchaser acknowledges and agrees that the Purchaser is subscribing and purchasing the Target Securities hereunder but that (i) such Target Preferred Shares will be exchanged, on a one-for-one basis, for Company Preferred Shares pursuant to the Amalgamation at the time contemplated by the Plan of Arrangement; (ii) at the time the Amalgamation and the Plan of Arrangement is approved by the securityholders of the Target, the Purchaser will not be a securityholder of the Target and will not be entitled to vote in respect of the Amalgamation or Plan of Arrangement and (iii) notwithstanding the foregoing, the Purchaser hereby (I) consents to and approves, in respect of all of the Target Securities, the Amalgamation and the Plan of Arrangement and the transactions contemplated thereby, and (II) confirms the Purchaser will not exercise any right of dissent (if any) the Purchaser may have in connection with the Amalgamation and the Plan of Arrangement and waives any right (if any); and (iii) waives the Purchaser’s right (if any) to receive notice of a meeting of shareholders or other securityholders of the Target in connection with the Amalgamation and the Plan of Arrangement.

(x) The Purchaser has not entered into a binding commitment to sell or otherwise transfer the Target Securities and acknowledges that the Target intends to complete Amalgamation pursuant to the Plan of Arrangement subject to the terms and conditions of the Business Combination Agreement.

3.3 Representations and Warranties of the Target. Except as set forth in the disclosure letter dated as of the date of this Agreement delivered by the Target to the Purchaser (the “Target Disclosure Letter”) prior to or in connection with the execution and delivery of this Agreement, the Target hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date (unless qualified by a reference to a specific date), as follows:

(a) Organization and Standing. The Target is a British Columbia corporation duly incorporated, validly existing and in good standing under the British Columbia Business Corporations Act and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except as would not be material to the Target Companies, taken as a whole. Each Subsidiary of the Target is a corporation, limited liability company or other entity duly incorporated or formed (as applicable), validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite corporate, limited liability company or other (as applicable) power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except as would not be material to the Target Companies, taken as a whole. Each Subsidiary of the Target is duly qualified or licensed and in good standing in the jurisdiction in which it is formed or registered and in each other jurisdiction where it does business or operates to the extent that the character of the property owned, or leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing would not, individually or in the aggregate, reasonably be expected to have a Target Material Adverse Effect. The Target has made available to the Purchaser accurate and complete copies of the Target Companies’ Organizational Documents, each as amended to date and as currently in effect. No Target Company is in violation of any provision of its Organizational Documents.

(b) Authorization; Binding Agreement. Subject to the receipt of the Company Required Approval (as defined in the Business Combination Agreement), the Target has all requisite corporate power and authority to execute and deliver this Agreement and each Transaction Document to which it is or is required to be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each Transaction Document to which the Target is or is required to be a party and the consummation of the transactions contemplated hereby and thereby, (a) have been or will be prior to Closing duly and validly authorized by the Target’s board of directors in accordance with its Organizational Documents and (b) other than the Company Required Approval and court approvals, no other proceedings on the part of the Target are necessary to authorize the execution and delivery of this Agreement and each Transaction Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Transaction Document to which the Target is or is required to be a party shall be when delivered, duly and validly executed and delivered by the Target and assuming the due authorization, execution and delivery of this Agreement and any such Transaction Document by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the legal, valid and binding obligation of the Target, enforceable against the Target in accordance with its terms, subject to the Enforceability Exceptions. The Target’s board of directors, by resolutions duly adopted, has approved this Agreement and the Transactions.

(c) Capitalization.

(i) Set forth on Section 3.3(c)(i) of the Target Disclosure Letter is a true, correct and complete list of each record holder of any equity interests of the Target as of the date hereof, including the Target Options, and the number of such equity interests held by each such holder as of the date hereof. Other than such equity interests, including the Target Options, set forth on Section 3.3(c)(i) of the Target Disclosure Letter, the Target does not have any other issued or outstanding equity interests.

(ii) All of the equity securities in the Target (other than the Target Options and the Target SAFEs) were issued and granted free and clear of any Liens other than those imposed under the Target’s Organizational Documents, the Target Shareholders’ Agreement, applicable securities Laws, or Permitted Liens. All of the issued and outstanding equity interests of the Target have been duly authorized and validly issued in accordance with applicable Laws, including applicable securities Laws, and the Target’s Organizational Documents, and are not subject to, nor were they issued in violation of, any preemptive rights, rights of first refusal or similar rights, except where such violation or failure would not reasonably be expected to be, individually or in the aggregate, material to the Target Companies, taken as a whole. Except as set forth on Section 3.3(c)(ii) of the Target Disclosure Letter, there are no pre-emptive rights or rights of first refusal or first offer, nor are there any Contracts, commitments, arrangements or restrictions to which the Target or, to the Knowledge of the Target, any of its shareholders is a party or bound relating to any equity securities of the Target, whether or not outstanding. Except with respect to the Target Options, there are no outstanding or authorized equity appreciation, phantom equity or similar rights with respect to the Target. Except as set forth on Section 3.3(c) of the Target Disclosure Letter, there are no voting trusts, proxies, shareholder agreements or any other agreements or understandings with respect to the voting of the Target’s equity interests. Except as set forth in the Organizational Documents of the Target Companies and the Target Shareholders’ Agreement, there are no outstanding contractual obligations of the Target Companies to repurchase, redeem or otherwise acquire any equity interests or securities of such Target Company, nor has any Target Company granted any registration rights to any Person with respect to such Target Companies’ equity securities. Each Target Option was validly granted or issued and properly approved by the Target’s board of directors (or appropriate committee thereof) in accordance with the terms of the Target Stock Option Plan.

(iii) Except as provided for in the Transaction Documents, as a result of the consummation of the Transactions, no shares, warrants, options or other securities of the Target Companies are issuable and no rights in connection with any shares, warrants, options or other securities of the Target Companies accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

(d) Subsidiaries. Section 3.3(d) of the Target Disclosure Letter sets forth the names of the Target’s direct and indirect Subsidiaries, and with respect to each Subsidiary (a) its jurisdiction of incorporation or organization, (b) all names other than its legal name under which such Subsidiary does business, as applicable, (c) its authorized shares or other equity interests (if applicable) and (d) the number of issued and outstanding shares or other equity interests of such Subsidiary and the record holders and beneficial owners thereof. All of the outstanding equity securities of each Subsidiary of the Target are duly authorized and validly issued, and, where such concepts are applicable, fully paid and non-assessable, and were offered, sold and delivered in compliance with all applicable securities Laws, and owned by one or more of the Target Companies’ free and clear of all Liens other than those imposed under such Subsidiaries’ Organizational Documents, applicable securities Laws, or Permitted Liens.

(e) No Conflict; Governmental Consents and Filings.

(i) Except as otherwise described in Section 3.3(e)(i) of the Target Disclosure Letter, subject to the receipt of the Company Required Approval, court approvals and the consents, approvals, authorizations and other requirements set forth in Section 3.3(e)(i) of the Target Disclosure Letter, the execution, delivery and performance by the Target of this Agreement and the other Transaction Documents to which the Target is a party and the consummation by the Target of the Transactions does not and will not: (i) violate any provision of, or result in the breach of, any applicable Law to which the Target is subject or by which any property or asset of any Target Company is bound; (ii) conflict with or violate the Organizational Documents of any Target Company; (iii) violate any provision of or result in a breach, default or acceleration of, require a consent under, or create any right to payment under any Target Material Contract, or terminate or result in the termination of any Target Material Contract, or result in the creation of any Lien (other than a Permitted Lien) under any Target Material Contract upon any of the properties or assets of any Target Company, or constitute an event which, after notice or lapse of time or both, would result in any such violation, breach, default, acceleration, termination or creation of a Lien (other than a Permitted Lien); or (iv) result in a violation or revocation of any required Consents, except to the extent that the occurrence of any of the foregoing items set forth in clauses (i), (iii) or (iv) would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of the Target to consummate the Transactions or reasonably be expected to have a Target Material Adverse Effect.

(ii) Assuming the truth and completeness of the representations and warranties of the Purchaser contained in this Agreement, no consent, notice, approval or authorization of, or designation, declaration or filing with, any Governmental Authority is required on the part of the Target Companies with respect to the Target Companies’ execution, delivery or performance of this Agreement, any of the other Transaction Documents to which it is a party or the consummation by the Target Companies of the Transactions, except for: (i) any consents, notices, approvals, authorizations, designations, declarations or filings, the absence of which would not, individually or in the aggregate, reasonably be expected to have a Target Material Adverse Effect; (ii) compliance with any applicable requirements of the securities Laws; (iii) court approvals pursuant to the Plan of Arrangement; and (iii) as otherwise disclosed on Section 3.3(e)(ii) of the Target Disclosure Letter.

(iii) Assuming the truth and completeness of the representations and warranties of the Purchaser contained in this Agreement, no registration under the Securities Act or any state securities (or Blue Sky) laws is required for the offer and sale of the Securities by the Target to the Purchaser.

(f) Financial Statements.

(i) The Target has made available to the Purchaser: (i) draft unaudited consolidated financial statements of the Target Companies (including, in each case, any related notes thereto), consisting of the draft unaudited consolidated balance sheet, the related draft unaudited consolidated income statements and statements of cash flows of the Target Companies as of and for the nine (9) month period ending September 30, 2025 (the “Interim Target Financials”) and (ii) the audited consolidated balance sheet of the Target Companies (including, in each case, any related notes thereto) as of December 31, 2024 and 2024 (together with the Interim Target Financials, the “Target Financials”). The Target Financials were derived in all material respects from the books and records of the Target Companies, which books and records are, in all material respects, true, correct and complete and have been maintained in all material respects in accordance with commercially reasonable business practices. The Target Financials, when delivered, will have been prepared in all material respects, in accordance with GAAP consistently applied throughout the periods covered thereby (except for the absence of footnote disclosures and other presentation items required for GAAP and for year-end adjustments that will not be material) and present fairly in all material respects, the consolidated financial position, results of operations, income (loss), changes in equity and cash flows of the Target Companies as of the dates and for the periods indicated in such Target Financials in conformity with GAAP (except for the absence of footnote disclosures and other presentation items required for GAAP and for year-end adjustments that will not be material) and were derived from and accurately reflect in all material respects, the books and records of each of the Target Companies. No Target Company has ever been subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

(ii) The Target Companies have established and maintained a system of internal controls. Such internal controls are designed to provide reasonable assurance that (i) transactions are executed in all material respects in accordance with management’s authorization and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for each Target Company’s assets.

(iii) The Target has not identified in writing and has not received written notice from an independent auditor of (i) any significant deficiency or material weakness in the system of internal controls utilized by the Target, (ii) any material fraud that involves the Target’s management or other employees who have a significant role in the preparation of financial statements or the internal controls over financial reporting utilized by the Target or (iii) any claim or allegation regarding any of the foregoing.

(iv) There are no outstanding loans or other extensions of credit made by any Target Company to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Target.

(g) Undisclosed Liabilities. There is no liability, debt or obligation (absolute, accrued, contingent or otherwise) of any Target Company of a type required to be reflected or reserved for on a balance sheet prepared in accordance with GAAP, except for liabilities, debts and obligations: (a) provided for in, or otherwise reflected or reserved for on the Target Financials or disclosed in the notes thereto; (b) that have arisen since the date of the most recent balance sheet included in the Target Financials in the ordinary course of the operation of the business of the Target; (c) arising under this Agreement and/or incurred in connection with the Transactions; or (d) which would not, individually or in the aggregate, reasonably be expected to have a Target Material Adverse Effect.

(h) Absence of Certain Changes. Since September 30, 2025 through the date of this Agreement, unless otherwise contemplated by this Agreement (a) there has not been any Target Material Adverse Effect, and (b) each Target Company has conducted its business in the ordinary course of business consistent with past practice.

(i) Compliance with Laws.

(i) Each Target Company has, since its inception, complied with, and is not currently in violation of, any applicable Law with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not been and are not reasonably likely to be material to the Target Company, taken as a whole. No written notice of non-compliance with any applicable Law has been received by any Target Company since January 1, 2023.

(ii) Each Target Company is in possession of all franchises, grants, authorizations, licenses, permits, consents, certificates, approvals and orders, or other Consents from Governmental Authorities necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such approvals would not, individually or in the aggregate, reasonably be expected to be material to the Target Company, taken as a whole.

(j) Government Contracts.

(i) Section 3.3(j)(i) of the Target Disclosure Letter is a true and complete list, as of the date hereof, of each Government Contract to which a Target Company is a party and accurately identifies for each such Government Contract current and complete information regarding, where applicable and to the extent the disclosure of such information does not violate any Target Company’s obligations under any law or agreement: the contract number, the customer (contracting agency and prime contractor, as applicable), any subcontracts and the applicable subcontract number (if applicable), the total estimated contract value, the total funded amount, and the contract period of performance. Section 3.3(j)(i) of the Target Disclosure Letter also identifies each Government Contract that was awarded on the basis of any qualification as a small business, or other set aside or preferential prime contractor or subcontractor bidding status. Each Government Contract listed in Section 3.3(j)(i) of the Target Disclosure Letter was legally awarded to the applicable Target Company, is in full force and effect and, assuming the due authorization, execution and delivery of each such Government Contract by the other parties thereto, constitutes a legal, valid, and binding agreement, enforceable in accordance with its terms, subject to the Enforceability Exceptions. The Target has delivered or made available to Purchaser copies of the main contract documents including all material modifications, task orders, purchase orders, and delivery orders for those Government Contracts provided on Section 3.3(j)(i) of the Target Disclosure Letter, together with all other material documentation related thereto as requested by Purchaser.

(ii) Section 3.3(j)(ii) of the Target Disclosure Letter sets forth a current, accurate, and complete list of each Government Bid (including task order bids under current Government Contracts and teaming agreements entered into in preparation for Government Bids) that any Target Company has entered into or submitted to a Governmental Authority (or a prime contractor or higher-tier subcontractor) within the past year, plans to submit within the next 90 days, or for which no notice of award decision has been received by any Target Company 30 days or more prior to the date of this Agreement. Section 3.3(j)(ii) of the Target Disclosure Letter accurately identifies for each such Government Bid current, complete, and accurate information regarding, where applicable: the proposal type (new business, task order, etc.), the anticipated award type (sole source, full and open, small business, etc.), the project title, the customer (agency, prime contractor, or higher-tier subcontractor as applicable), the estimated award date and the estimated value of the proposed contract based on the Target Company’s proposal.

(iii) Section 3.3(j)(iii) of the Target Disclosure Letter sets forth a list of each outstanding teaming agreement or existing joint venture agreement of any Target Company. The Target has made available to the Purchaser correct and complete copies of all such teaming agreements and joint venture agreements. The Target Companies have complied with all material terms and conditions of such joint venture agreements and teaming agreements.

(iv) With respect to each Government Contract or Government Bid to which a Target Company is a party, and except as set forth in Section 3.3(j)(iv) of the Target Disclosure Letter: (a) the Target Companies have complied with all material terms and conditions of such Government Contract or Government Bid but not limited to all applicable provisions of FAR 52.204-21 (Basic Safeguarding of Covered Contractor Information Systems), DFARS 252.204-7012 (Safeguarding Covered Defense Information and Cyber Incident Reporting), the cybersecurity standards set forth in the National Institute of Standards and Technology (“NIST”) Special Publication 800-171, DFARS 252.204-7020, NIST SP 800-171 DoD Assessment Requirements, FAR 52.204-24 (Representation Regarding Certain Telecommunications and Video Surveillance Services or Equipment), FAR 52.204-25 (Prohibition on Contracting for Certain Telecommunications and Video Surveillance Services or Equipment), the Buy American Act (41 U.S.C. §§ 10a-10d) and the Trade Agreements Act (“TAA”) (19 U.S.C. §§ 2501-2581), and all corresponding FAR and DFARS provisions; (b) the Target Companies have complied with all material requirements of Law pertaining to such Government Contract or Government Bid; (c) all representations and certifications executed with respect to such Government Contract or Government Bid were accurate and truthful in all material respects as of their effective date (including material representations, certifications and disclosures made by the Target Companies under or in connection with a Government Contract covered by the Truthful Cost or Pricing Act (including any certified cost or pricing data provided in accordance with such Act)); (d) all invoices and claims for payment, reimbursement, or adjustment, including requests for progress payments and provisional or progress cost payments, submitted by the Target Companies in connection with a Government Contract or Government Bid were current, accurate, and complete in all material respects as of their respective submission dates, and the Target Companies are not aware of any evidence that such submissions are not still current, accurate, and complete in all material respects; (e) the Target Companies have maintained systems of internal controls that are and have been in material compliance with all requirements of the Government Contracts and of material Laws and regulations and no such systems of internal controls has been determined in writing, by any Governmental Authority to be in noncompliance with any such material requirement and, without limiting the foregoing, the practices and procedures used by the Target Companies in estimating costs and pricing proposals and accumulating, recording, segregating, reporting, and invoicing costs, and otherwise accounting for costs are in compliance, in all material respects, with the applicable provisions of Federal Acquisition Regulation (“FAR”) Part 31; (f) the Target Companies have not had access to confidential or non-public information, nor provided systems engineering, technical direction, consultation, technical evaluation, source selection services, or services of any type, nor prepared specifications or statements of work, nor, to the Knowledge of the Target, engaged in any other conduct, in each case, that would create an Organizational Conflict of Interest, as set forth in FAR 9.501, with respect to the work performed or anticipated to be performed under any Government Contract or proposed contract in connection with a Government Bid or other business of the Target Companies or, to the Knowledge of the Target, that would restrict the Target Companies’ business activities as presently conducted; (g) the Target Companies have not violated, in any material respect, any Law or contractual restriction associated with the employment of (or discussions concerning possible employment with) current or former officials or employees of a Governmental Authority (regardless of the branch of government), including but not limited to the “revolving door” and “financial interest” restrictions set forth at 18 U.S.C. § 207 and § 208; and (h) except as set forth on Section 3.3(j)(iv)(h) of the Target Disclosure Letter, in the past five years, the Target Companies have not received any written adverse past performance evaluation or CPARS report, or been given notice of termination for default, convenience arising out of negative performance reviews or a show cause notice from the relevant customer, cure notice, show cause notice, deficiency or similar notice, stop work order or non-exercise of any option to extend a multi-year contract, and no such notice has been threatened. Except as set forth on Section 3.3(j)(iv) of the Target Disclosure Letter, consummation of the transactions contemplated by the Transaction Documents will not require notice to transfer or constitute, cause or serve as the basis of non-performance or non-compliance with any term of any Government Contract or Government Bid to which a Target Company is a party.

(v) With respect to each Target Company and except as set forth on Section 3.3(j)(v) of the Target Disclosure Letter: (a) none of the Target Companies has been, or is currently, debarred, suspended, or proposed for debarment or suspension by any Governmental Authority; (b) no Target Company has received any written notice that any officer, employee, consultant, or agent of any Target Company is, or during the last five years has been, under administrative, civil, or criminal investigation, indictment, or information by any Governmental Authority (A) relating to the performance of his or her duties for the Target Company and (B) as would reasonably be expected to have a Target Material Adverse Effect; (c) to the Knowledge of the Target, there is not pending any audit or investigation of any Target Company or its officers, employees, consultants or agents nor within the last five years has there been either (A) a non-routine audit of a Target Company, (B) an audit that resulted in a material adjustment to amounts invoiced or (C) any audit or investigation of any Target Company or its respective officers, employees, consultants or agents resulting in a material adverse finding with respect to any alleged irregularity, misstatement, or omission arising under or relating to any Government Contract or Government Bid; (d) during the last five years, no Target Company has made any voluntary or mandatory disclosure to any Governmental Authority with respect to any alleged material irregularities, misstatements, or omissions; unlawful conduct; or significant overpayment arising under or relating to a Government Contract or Government Bid; (e) no Target Company has received any written (or, to the Knowledge of the Target, oral) notice of any determination by a Governmental Authority regarding, nor entered into a consent order or administrative agreement, with the a Governmental Authority regarding, any suspected, alleged, or possible fraud, defective pricing, mischarging, improper payments, unauthorized release of information, irregularity, misstatement, omission or violation of law or regulation, or any administrative or contractual requirement related to a Government Contract or Government Bid; (f) no Target Company has received any written (or, to the Knowledge of the Target, oral) notice of complaint (whether or not sealed or partially unsealed) regarding any suspected, alleged, or possible fraud, defective pricing, mischarging, improper payments, unauthorized release of information, irregularity, misstatement, omission or violation of law or regulation, or any administrative or contractual requirement related to a Government Contract or Government Bid; (g) no Target Company has received written document requests, subpoenas, search warrants, or civil investigative demands addressed to or requesting information involving any Target Company or any of their members, managers, officers, employees, affiliates, consultants, agents, or representatives in connection with or concerning any information related to a Government Contract or Government Bid; (h) to the Knowledge of the Target, neither any Target Company nor any of its respective officers, employees, consultants, agents, or representatives are or have been under administrative, civil, or criminal investigation, or any indictment or criminal information with respect to any aspects of performance or other activity relating to any Government Contract or Government Bid to which any Target Company is a party; (i) neither any Target Company nor any of its respective officers or employees have been the subject of any actual “whistleblower” or “qui tam” lawsuit; (j) no Target Company has received any written (or, to the Knowledge of the Target, oral) notice of any judicial, administrative, or contractual penalties or damages imposed or, to the Knowledge of the Target, threatened to be imposed on any Target Company related to any Government Contract or Government Bid; (k) to the Knowledge of the Target, it has not conducted any internal audit, review, or inquiry in which any outside legal counsel, auditor, accountant, or investigator has been or was engaged with respect to any suspected, alleged, or possible fraud, defective pricing, mischarging, improper payments, unauthorized release of information, material irregularities, misstatements, or omissions or violation of Law, or any administrative or contractual requirement related to a Government Contract or Government Bid; and (l) each Target Company has complied in all material respects with the pricing and discount disclosure requirements in all of its Government Contracts including “Most Favored Customer” and price-reduction clauses (“MFC-PRC Representation”) and all pricing discounts and rebates have been properly reported to and credited to the customer under each Government Contract, and no Government Contract currently in performance is subject to, or to the Knowledge of the Target, anticipated to be subject to, price discounts at any level (including but not limited to invoice discounts, “spot” discounts at individual rates, courtesy discounts or other discounts of any nature), in each case except where failure to do so would not have a material and adverse effect on the Target Companies. Except as set forth in Section 3.3(j)(v) of the Target Disclosure Letter, no Target Company has, to the Knowledge of the Target, had any material irregularities, misstatements, or omissions arising under or relating to any Government Contract or Government Bid that has led or is expected to lead, either before or after the closing date of the Business Combination, to any of the consequences set forth in the clauses of this paragraph or any other material damage, liability, penalty assessment, recoupment of payment, or disallowance of cost.

(vi) With respect to each of the Target Companies and except as set forth in Section 3.3(j)(vi) of the Target Disclosure Letter, (a) there are no outstanding claims against any Target Company for which any Target Company has received written notice, either by the U.S. Government or by any prime contractor, subcontractor, vendor, or other third party arising under or relating to any Government Contract or Government Bid referred to in Section 3.3(j)(i) and Section 3.3(j)(iii) of the Target Disclosure Letter, respectively; (b) there are, to the Knowledge of the Target, no disputes between any Target Company and any Governmental Authority under the Contract Disputes Act or any other Law or between any Target Company and any prime contractor, subcontractor, or vendor arising under or relating to any such Government Contract or Government Bid; and (c) no Government Contract is or has been the subject of any bid protest proceeding. Except as set forth in Section 3.3(j)(vi) of the Target Disclosure Letter, there are no facts that would reasonably be expected to result in a claim or dispute under clauses (a) or (b) of the immediately preceding sentence.

(vii) There are no outstanding material claims, disputes, or requests for equitable adjustment between any of the Target Companies and any Governmental Authority that are subject to the Contract Disputes Act, 41 U.S.C. § § 7101-7109 or any other Law, nor are there any material claims, disputes, or requests for equitable adjustment between any of the Target Companies and any other entity arising under or related to any Government Contract.

(viii) None of the Target Companies have submitted or received, or are preparing to submit, a claim or request for an equitable adjustment under any of the Government Contracts where such activity is outside the ordinary course of business or would reasonably be expected to result in a liability or obligation outside the ordinary course of business.

(ix) No costs incurred by any of the Target Companies have been formally disallowed as a result of a written finding or determination by a Governmental Authority, and no Governmental Authority has withheld or setoff or, to the Knowledge of the Target, attempted to withhold or setoff, material amounts otherwise due or payable to any Target Company under any Government Contract. Except as disclosed on Section 3.2(j)(ix) of the Target Disclosure Letter, to the Knowledge of the Target, no prime contractor or higher-tier subcontractor under a Government Contract has withheld or set off, or attempted to withhold (other than the hold-backs pursuant to contracts in the ordinary course of business) or set-off, material amounts of money otherwise acknowledged to be due to any Target Company under any such Government Contract. To the Knowledge of the Target, no prime contractor or higher-tier subcontractor under an outstanding Government Contract has disallowed, or raised any basis for disallowance of, any material costs claimed by any Target Company under any such Government Contract, and there is no fact or occurrence that could reasonably be expected to be a basis for disallowing any such costs.

The Target Companies have not been required to submit any provisional labor and indirect rates through fiscal year 2024, or final indirect rates to the cognizant U.S. government administrative contracting officer through fiscal year 2024. Except as set forth in Section 3.3(j)(x) of the Target Disclosure Letter each Target Company is, and at all times has been, in compliance in all material respects with the applicable requirements of the Cost Accounting Standards (CAS), as set forth in 48 C.F.R. Chapter 99, and any related regulations, including the submission and disclosure of cost accounting practices where required. To the Knowledge of the Target, no Target Company is the subject of any audit, review, or investigation by any Governmental Authority related to compliance with CAS, nor has any Target Company received any written notice of noncompliance, nonconformance, or any asserted or threatened claim or penalty arising under CAS.

(xi) Except as set forth in Section 3.3(j)(xi) of the Target Disclosure Letter, neither any Target Company nor any of their present Principals (as that term is defined in FAR 2.101), nor, to the Knowledge of the Target, employees are, or during the last five years have been, suspended or debarred from doing business with a Governmental Authority, proposed for suspension or debarment, or are (or during such period were) the subject of a finding of non-responsibility or ineligibility for contracting with any Governmental Authority.

(xii) Except as set forth in Section 3.3(j)(xii) of the Target Disclosure Letter, no Target Company has received: (i) any written (nor, to the Knowledge of the Target, oral) notice of non-responsibility or ineligibility for award of a contract or disqualification from award of a contract within the past five years, nor to the Knowledge of the Target, do any circumstances exist that would warrant the institution of debarment, suspension, or exclusion proceedings or any finding of non-responsibility, ineligibility, or disqualification with respect to any Target Company in the future.

(xiii) Each Target Company has, to the extent appropriate in accordance with the terms of the applicable Government Contracts and all Laws, (i) taken all reasonable steps to protect rights in and to all technical data, computer software, and other intellectual property developed in connection with the Government Contracts and (ii) complied in all material respects with all notice requirements, Laws (including the FAR and the Defense Federal Acquisition Regulation Supplement (“DFARS”)) and contractual requirements relating to the placement of legends or restrictive markings on all technical data, computer software, computer software documentation, and other intellectual property developed in connection with a Government Contract, used in performance of a Government Contract, or delivered or otherwise provided to a Governmental Authority.

(xiv) Except for the Government Contracts listed on Section 3.3(j)(xiv) of the Target Disclosure Letter, there is no fixed-price Government Contract that a Target Company has entered into or is otherwise obligated to perform and for which (i) performance has not been completed; (ii) final payment has not been received; (iii) warranty, support, or maintenance obligations have been retained; or (iv) the costs to any Target Company of completing performance of the fixed-price component of the contract or subcontract, and/or fulfilling all contractual obligations, have exceeded or are reasonably expected to exceed the fixed-price amount of such contract or subcontract (i.e., each Target Company is in a loss position or reasonably expects to incur a loss with respect to the fixed-price component of the contract or subcontract).

(xv) Section 3.3(j)(xv) of the Target Disclosure Letter identifies, as of the date hereof, all material personal property, equipment, and fixtures loaned, bailed, or otherwise furnished to a Target Company by or on behalf of any Governmental Authority (the “Government-Furnished Items”). Each Target Company has complied in all material respects with all its applicable obligations relating to the Government-Furnished Items as imposed by Law (including the FAR and DFARS) and, upon the return thereof to the applicable Governmental Authority in the condition thereof on the date hereof, would reasonably be expected to have no liability to such Governmental Authority with respect thereto.

(xvi) Section 3.3(j)(xvi) of the Target Disclosure Letter identifies, as of the date hereof, all instances where the performance of specific employees is called for in any Government Contract. The Target Companies have notified and sought, using commercially reasonable efforts, all applicable permission from a Governmental Authority, the prime contractor, or the higher-tier subcontractor (as the case may be) in circumstances where there have been changes related to those employees in the past five years.

(xvii) No Target Company has made any assignment of any Government Contract or any interest in any outstanding Government Contract. Except as set forth in Section 3.3(j)(xvii) of the Target Disclosure Letter, no Target Company has entered into any financing arrangements with respect to any outstanding Government Contract.

(xviii) [Intentionally deleted.]

(k) Target Permits. Each Target Company (and its employees who are legally required to be licensed by a Governmental Authority in order to perform his or her duties with respect to his or her employment with any Target Company) holds all material Permits required to own, lease and operate its assets and properties (collectively, the “Target Permits”). Section 3.3(k) of the Target Disclosure Letter sets forth a true, correct and complete list of all Target Permits held by the Target Companies. To the Knowledge of the Target, each Target Permit is in full force and effect and will, upon its termination or expiration, be timely renewed or reissued upon terms and conditions substantially similar to its existing terms and conditions and there are no Legal Proceedings pending or, to the Knowledge of the Target, threatened, that seek the revocation, cancellation, limitation, suspension, restriction, adverse modification or termination of any Target Permit. No Target Company is in material default or violation of any Target Permit applicable to such Target Company.

(l) Litigation. Except as described on Section 3.3(l) of the Target Disclosure Letter, there are no (a) Legal Proceedings of any nature currently pending or, to the Target’s Knowledge, threatened, against any Target Company or any of its properties or assets, or any of the directors or officers of any Target Company with regard to their actions as such; (b) to the Knowledge of the Target, pending or threatened audits, examinations or investigations by any Governmental Authority against any Target Company; (c) pending or written threatened Legal Proceedings by any Target Company against any third party; (d) no settlements or similar agreements that imposes any material ongoing obligations or restrictions on any Target Company; and (e) no Orders imposed or, to the Knowledge of the Target, threatened to be imposed upon any Target Company or any of their respective properties or assets, or any of the directors or officers of any Target Company with regard to their actions as such.

(m) Material Contracts.

(i) Section 3.3(m)(i) of the Target Disclosure Letter sets forth a true, correct and complete list of all Contracts described in clauses (A) through (S) below, other than the Target Benefit Plans (except that the Contracts listed in respect of clauses (J) and (L) shall include any applicable Target Benefit Plans), to which, as of the date of this Agreement, any Target Company is a party or by which any Target Company, or any of its properties or assets, are bound or affected (each Contract required to be set forth on Section 3.3(m)(i) of the Target Disclosure Letter, a “Target Material Contract”). True, correct, complete copies of the Target Material Contracts, including amendments thereto, have been delivered or made available to the Purchaser. The Target Material Contracts include:

(A) Each Contract that contains covenants that limit the ability of any Target Company (or purports to bind any Affiliate thereof) (1) to compete in any line of business or with any Person or in any geographic area or to sell, or provide any service or product or solicit any Person in any material respect, including any non-competition covenants, customer non-solicit covenants, exclusivity restrictions, rights of first refusal or most-favored pricing clauses, or (2) to purchase or acquire an interest in any other Person;

(B) Each joint venture Contract, profit-sharing agreement, partnership, limited liability company agreement with a third party or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture;

(C) All Contracts that involve any exchange traded, over the counter or other swap, cap, floor, collar, futures contract, forward contract, option or other derivative financial instrument or Contract, based on any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever, whether tangible or intangible, including currencies, interest rates, foreign currency and indices;

(D) All Contracts that involve the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets with an aggregate value in excess of $500,000 (other than in the ordinary course of business consistent with past practice) or shares or other equity interests of any Target Company or another Person;

(E) Each Contract for the acquisition of any Person or any business division thereof or the disposition of any material assets of any of Target Company (other than in the ordinary course of business), in each case, whether by merger, purchase or sale of stock or assets or otherwise (other than Contracts for the purchase or sale of inventory or supplies entered into in the ordinary course of business), occurring in the last three (3) years and/or relating to the pending or future acquisitions or dispositions, in each case, involving aggregate payments in excess of $500,000;

(F) Each obligation to make payments in excess of $1,000,000, contingent or otherwise, arising out of the prior acquisition of the business, assets or stock of other Persons;

(G) Each lease, rental agreement, installment and conditional sale agreement, or other Contract that, in each case, (A) provides for the ownership of, leasing of, title to, use of, or any leasehold or other interest in any personal property; and (B) involves aggregate annual payments in excess of $250,000 for agreements related to real property and $100,000 individually for agreements related to personal property;

(H) Each Contract that by its terms, individually or with all related Contracts, calls for aggregate payments or receipts by the Target Companies under such Contract or Contracts of at least $1,000,000 per year or $5,000,000 in the aggregate;

(I) All Contracts with any Top Customer or Top Supplier (other than purchase orders, invoices, statements of work and non-disclosure or similar agreements entered into in the ordinary course of business consistent with past practice that do not contain any material terms relating to the Contract underlying the applicable Top Customer or Top Supplier relationship);

(J) Each collective bargaining (or similar) agreement or Contract between the Target Company on one hand, and any labor union or other body representing employees of the Target Company on the other hand;

(K) All Contracts that obligate the Target Companies to provide continuing indemnification or a guarantee of obligations of a third party after the date hereof in excess of $1,000,000;

(L) Any Contract that is between any Target Company and any directors, officers or employees of a Target Company that provide for change in control, retention or similar payments or benefits contingent upon, accelerated by or triggered by the consummation of the Business Combination or the other transactions contemplated by the Transaction Documents;

(M) Any Contract that obligates the Target Companies to make any capital commitment or expenditure in excess of $1,000,000 (including pursuant to any joint venture);

(N) All Contracts that relate to a material settlement entered into within three (3) years prior to the date of this Agreement or under which any Target Company has outstanding obligations (other than customary confidentiality obligations) in excess of $1,000,000;

(O) Any Contract which (A) contains any assignment or license of, or any covenant not to assert or enforce, any Owned Intellectual Property material to the business of any Target Company; (B) pursuant to which any Owned Intellectual Property material to the business of any Target Company is or was developed by, with or for any Target Company; or (C) pursuant to which any of the Target Companies either (1) grants to a third Person (I) a license, immunity, or other right in or to any Owned Intellectual Property material to the business of any Target Company or (II) an exclusive license, immunity, or other right in or to any Owned Intellectual Property; or (2) is granted by a third Person a license, immunity, or other right in or to any Intellectual Property or IT Assets material to the business of any Target Company, provided, however, none of the following will be required to be set forth on Section 3.3(m)(i)(O) of the Target Disclosure Letter but will constitute Target Material Contracts if they otherwise qualify: (w) non-exclusive licenses of Owned Intellectual Property granted to suppliers, customers or end users in the ordinary course of business; (x) licenses of open source Software; (y) Off-the-Shelf Software; and (z) invention assignment and confidentiality agreements with employees and contractors on standard forms made available to Purchaser and without any material deviations or exceptions;

(P) All Contracts involving transactions with an Affiliate of any Target Company (other than employment agreements, employee confidentiality and invention assignment agreements, equity or incentive equity documents and Organizational Documents);

(Q) Any Contract that is a settlement, conciliation, or similar agreement with any Governmental Authority;

(R) All Contracts with any Governmental Authority to which any Target Company is a party, including any Government Contracts and Government Bids; and

(S) that will be required to be filed with the Registration Statement under applicable SEC requirements or would otherwise be required to be filed by the Target as an exhibit for a Form S-1 pursuant to Items 601(b)(1), (2), (4), (9) or (10) of Regulation S-K under the Securities Act as if the Target was the registrant.

(ii) Except for any Target Material Contract that is terminated or expires following the date hereof in accordance with its terms, each Target Material Contract is valid, binding and enforceable in all respects against the Target Company party thereto and, to the Knowledge of the Target, each other party thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions). Except as would not reasonably be expected to be material to the Target Companies, taken as a whole, except for any Target Material Contract that is terminated or expires following the date hereof in accordance with its terms and except as otherwise disclosed in Section 3.3(m)(ii) of the Target Disclosure Letter, with respect to each Target Material Contract: (1) no Target Company is in breach of or default under, and no event has occurred that with the passage of time or giving of notice or both would constitute a material breach of or default under by any Target Company, or permit termination or acceleration by the other party thereto, such Target Material Contract; (2) no party to any Target Material Contract has given any written notice of any such breach, default or event described in clause (1); and (3) no Target Company has received written, or the Knowledge of the Target, oral notice of an intention by any party to any such Target Material Contract that provides for a continuing obligation by any party thereto to terminate such Target Material Contract or amend the terms thereof, other than modifications in the ordinary course of business that do not adversely affect any Target Company in any material respect.

(n) Intellectual Property.

(i) Section 3.3(n)(i) of the Target Disclosure Letter sets forth a true, accurate, and complete list of: (1) all U.S. and foreign registered or issued Intellectual Property and applications owned or licensed by a Target Company or otherwise used or held for use by a Target Company in which a Target Company is the owner, applicant or assignee (“Target Registered IP”), specifying as to each item, as applicable: (A) the nature of the item, including the title, (B) the owner of the item, (C) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed and (D) the issuance, registration or application numbers and dates; and (2) all material unregistered trademarks and service marks. Each item of Target Registered IP is valid, subsisting and enforceable. Each Target Company owns, free and clear of all Liens (other than Permitted Liens or any Liens set out on Section 3.3(n)(i) of the Target Disclosure Letter), has valid and enforceable rights in, and has the right to use, sell, license, transfer or assign, all Intellectual Property currently used, licensed or held for use by such Target Company, and previously used or licensed by such Target Company. No item of Target Registered IP that consists of a pending Patent application fails to identify all pertinent inventors, and for each Patent and Patent application in the Target Registered IP, the Target Companies have obtained valid assignments of inventions from each inventor. Except as set forth on Section 3.3(n)(i) of the Target Disclosure Letter, all Target Registered IP and other Owned Intellectual Property are owned exclusively by the applicable Target Company without obligation to pay royalties, licensing fees or other fees, or otherwise account to any third party with respect to such Target Registered IP and other Owned Intellectual Property, and such Target Company has recorded assignments of all Target Registered IP.

(ii) Each Target Company has a valid and enforceable written license or other valid right to use all other Target IP, including Intellectual Property that is the subject of the Target IP Licenses applicable to such Target Company. The Target IP Licenses include all of the licenses, sublicenses and other agreements or permissions necessary to operate the Target Companies as presently conducted. Each Target Company has performed all obligations imposed on it in the Target IP Licenses, has made all payments required to date, and such Target Company is not, nor, to the Knowledge of the Target, is any other party thereto, in breach or default thereunder, nor has any event occurred that with notice or lapse of time or both would constitute a default thereunder. The continued use by the Target Companies of the Intellectual Property that is the subject of the Target IP Licenses in the same manner that it is currently being used is not restricted by any applicable license of any Target Company. All registrations for Intellectual Property that are owned by or exclusively licensed to any Target Company are valid, in force and in good standing with all required fees and maintenance fees having been paid with no Legal Proceedings pending, and all applications to register any Intellectual Property are pending and in good standing, all without challenge of any kind. No Target Company is party to any Contract that requires a Target Company to assign to any Person any or all of its rights in any Intellectual Property developed by a Target Company under such Contract.

(iii) Each Target Company has performed all material obligations imposed on it in each material license, sublicense and other agreement under which a Target Company is the licensor (each, an “Outbound IP License”), and such Target Company is not, nor, to the Target’s Knowledge, is any other party thereto, in material breach or default thereunder, nor, to the Knowledge of the Target, has any event occurred that with notice or lapse of time or both would constitute a material default thereunder.

(iv) No Legal Proceeding is pending or, to the Target’s Knowledge, threatened against a Target Company that challenges the validity, enforceability, ownership, or right to use, sell, license or sublicense, or that otherwise relates to, any Target IP, nor, to the Knowledge of the Target, is there any reasonable basis for any such Legal Proceeding. No Target Company has received any written or, to the Knowledge of the Target, oral notice or claim asserting that any infringement, misappropriation, violation, dilution or unauthorized use of the Intellectual Property of any other Person is or may be occurring or has or may have occurred, as a consequence of the business activities of any Target Company, nor to the Knowledge of the Target is there a reasonable basis therefor. There are no Orders to which any Target Company is a party or its otherwise bound that (i) restrict the rights of a Target Company to use, transfer, license or enforce any Intellectual Property owned by a Target Company, (ii) restrict the conduct of the business of a Target Company in order to accommodate a third Person’s Intellectual Property, or (iii) other than the Outbound IP Licenses, grant any third Person any right with respect to any Intellectual Property owned by a Target Company. No Target Company is currently infringing, or has, in the past, six (6) years, infringed, misappropriated or violated any Intellectual Property of any other Person in any material respect in connection with the ownership, use or license of any Owned Intellectual Property or otherwise in connection with the conduct of the respective businesses of the Target Companies. To the Target’s Knowledge, no third party is currently, or in the past six (6) years has been, infringing upon, misappropriating or otherwise violating any Target IP.

(v) No current or former officers, employees or independent contractors of a Target Company has any ownership interest in any Owned Intellectual Property and no Person has claimed or asserted in writing any ownership interest or other rights in or to any Owned Intellectual Property. To the Target’s Knowledge, there has been no violation of a Target Company’s policies or practices related to protection of Target IP or any confidentiality or nondisclosure Contract relating to the Intellectual Property owned by a Target Company. To the Target’s Knowledge, none of the employees of any Target Company is obligated under any Contract, or subject to any Order, that would materially interfere with the use of such employee’s reasonable efforts to promote the interests of the Target Companies, or that would materially conflict with the business of any Target Company as presently conducted or contemplated to be conducted. Each Target Company has taken commercially reasonable efforts and security measures designed to maintain the security of all material Owned Intellectual Property, including measures designed to protect the secrecy and confidentiality of the material Target IP. All Persons who have participated in or contributed to the creation or development of any material Owned Intellectual Property have executed written agreements pursuant to which all of such Person’s right, title and interest in and to any such Owned Intellectual Property has been irrevocably assigned (by a present tense assignment) to the Target Companies (or all such right, title, and interest vested in the Target Companies by operation of Law).

(vi) Each Target Company is in all material respects in compliance with all licenses governing any open source Software that is incorporated (either directly by any Target Company, or indirectly, by the incorporation of third party Software that itself incorporates open source Software) into, used, intermingled, or bundled with any material Owned Intellectual Property. No open source Software is or has been included, incorporated or embedded in, linked to, combined, made available or distributed with, or used in the development, operation, delivery or provision of any Target Software in a manner that requires any Target Company to: (i) disclose, distribute, license or otherwise make available to any Person (including the open source community) any source code to such Target Software; (ii) license any such Target Software or other material Owned Intellectual Property for making modifications or derivative works; (iii) disclose, distribute, license or otherwise make available to any Person any such Target Software or other material Owned Intellectual Property for no or nominal charge; or (iv) grant a license to, or refrain from asserting or enforcing any of, its Patents (each of (i) – (iv), a “Copyleft Action”). No Person other than a Target Company possesses, or has an actual or contingent right to access or possess, a copy in any form of any source code for any Target Software and all such source code is in the applicable Target Company’s sole possession and has been maintained as strictly confidential.

(vii) Except as set forth on Section 3.3(n)(vii) of the Target Disclosure Letter, no government funding, nor any facilities of a university, college, other educational institution, or similar institution, or research center, was used by any Target Company in the development of any Owned Intellectual Property. No Governmental Authority has any (i) ownership interest or exclusive license in or to any material Owned Intellectual Property, (ii) “unlimited rights” (as defined in 48 C.F.R. § 52.227-14 and in 48 C.F.R. § 252.227-7013(a)) in or to any of the Software, or (iii) “march in rights” (pursuant to 35 U.S.C. § 203) in or to any Patents constituting material Owned Intellectual Property.

(viii) No Person has obtained unauthorized access to information and data (including personally identifiable information) in the possession of a Target Company or in their control, or otherwise held or processed on their behalf, nor has there been any loss, damage, disclosure, use, breach of security, or other material compromise of the security, confidentiality or integrity of such information or data. No Target Company has experienced any material information security incident that has compromised the integrity or availability of the information technology, operational technology, or software applications the Target Companies own, operate, or outsource, or the information or data thereon. No material written complaint relating to an improper use or disclosure of, or a breach in the security of, any such information or data or relating to any information security-related incident has been received by a Target Company nor has a Target Company been required by applicable law, regulation, or contract to notify in writing, any person or entity of any personal data or information security-related incident. Each Target Company has complied in all material respects with all applicable Laws, Contract requirements and policies relating to privacy, personal data protection, cybersecurity and the collection, processing and use of personal information. Except in each case as set forth on Section 3.3(n)(viii) of the Target Disclosure Letter, each Target Company has implemented appropriate policies and commercially reasonable security (a) regarding the collection, use, disclosure, retention, processing, transfer, confidentiality, integrity, and availability of data (including personally identifiable information) and business proprietary or sensitive information, in its possession or control, or held or processed on its behalf, and (b) regarding the integrity and availability of the information technology, operational technology, and software applications the Target Company owns, operates, or outsources. The IT Assets do not contain any material malware, viruses, malicious code, “worms,” “Trojan horses,” “back doors,” or other vulnerabilities, or unauthorized tools or scripts that could reasonably be expected to adversely impact the confidentiality, integrity and availability of the information technology and operational technology systems, and software applications. The IT Assets operate and perform as required by the Target Companies for the operation of its business as currently conducted, except in each case as would not, individually or in the aggregate, reasonably be expected to have a material impact on the Target Companies.

(ix) The Target Companies (i) maintain a technical description of any neural networks used in or with any proprietary AI/ML that is sufficiently detailed to reasonably skilled programmers to modify, debug, and improve such neural networks in the ordinary course of business; (ii) retain information in human-readable form that explains (or could be used to explain) the decisions made or facilitated by any proprietary AI/ML, which can readily be provided to regulators upon request; (iii) have materially complied with all applicable legal requirements and industry standards applicable to any proprietary AI/ML (including the ethical or responsible use thereof); (iv) have not received (and are not subject to or otherwise not aware of) any (A) complaint, claim, proceeding or litigation alleging that training data used in the development, training, improvement or testing of any proprietary AI/ML Software was falsified, biased, untrustworthy or manipulated in an unethical or unscientific way; (B) report, finding or impact assessment of any internal or external auditor, technology review committee, independent technology consultant, whistle-blower, transparency or privacy advocate, labor union, journalist or academic that makes any such allegation in (A); or (C) request from regulators or legislators concerning any proprietary AI/ML; (v) have not (1) used any AI/ML (including Generative AI) to generate, create, or develop any Owned Intellectual Property; (2) included any Owned Intellectual Property in any prompts or inputs into any AI/ML (including Generative AI); or (3) used any AI/ML (nor sold or offered for sale or distribution any AI product) either (x) for any “Prohibited Artificial Intelligence Practices” (as described in Article 5 of the European Union’s Artificial Intelligence Act); or (y) that is considered “high-risk” (as described in Article 5 of the European Union’s Artificial Intelligence Act). None of the Target Companies has used any “scrapers,” “spiders,” “bots” or other automated Software programs or processes to extract or collect information, data, or content from any social media network or any other third party online source. Section 3.3(n)(ix) of the Target Disclosure Letter sets forth a true, complete, and accurate list of all third-party data used to train, teach, or improve any AI/ML that is material to the development of any Owned Intellectual Property or the ongoing operation or improvement of any Owned Intellectual Property (“Third-Party Datasets”). The Target Companies have complied with all license terms applicable to, and obtained all necessary rights and paid all necessary payment required for, such Third-Party Datasets.

(x) The consummation of any of the transactions contemplated by the Transaction Documents will not result in the material breach, material modification, cancellation, termination, suspension of, or acceleration of any payments with respect to, or release of source code because of (i) any Contract providing for the license or other use of material Intellectual Property owned by a Target Company, or (ii) any Target IP License. Following the closing of the Business Combination, the Target shall be permitted to exercise, directly or indirectly through its Subsidiaries, all of the Target Companies’ rights under such Contracts or Target IP Licenses to the same extent that the Target Companies would have been able to exercise had the transactions contemplated by this Agreement not occurred, without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Target Companies would otherwise be required to pay in the absence of such transactions.

(o) Taxes and Returns. Except in each case as set forth on Section 3.3(o) of the Target Disclosure Letter:

(i) Each Target Company (A) has or will have timely filed, or caused to be timely filed, all Income Tax and other material Tax Returns required to be filed by it (taking into account all valid extensions of time to file), and all such Tax Returns are true, accurate and complete in all material respects, and (B) has timely paid, collected, withheld or remitted, or caused to be timely paid, collected, withheld or remitted, all Income Taxes and other material Taxes required to be paid, collected, withheld or remitted by it, whether or not such Taxes are shown as due and payable on any Tax Return. The unpaid Taxes or Tax liabilities of the Target Companies (A) did not, as of the most recent fiscal month end, materially exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Target Financials in accordance with U.S. GAAP and (B) will not materially exceed that reserve as adjusted for the passage of time through the closing of the Business Combination in accordance with the past custom and practice of the Target Companies in filing their Tax Returns.

(ii) There is no Legal Proceeding currently pending or, to the Knowledge of the Target, threatened against a Target Company by a Governmental Authority in a jurisdiction where the Target Company does not file any Tax Returns or a particular type of Tax Return or pays any Tax or a particular type of Tax that it is or may be subject to such Tax or required to file such Tax Return in that jurisdiction.

(iii) There are no audits, examinations, investigations or other proceedings pending, or to the Knowledge of the Target, threatened against any Target Company in respect of any Tax, and no Target Company has been notified in writing of any proposed claims, deficiencies or assessments against any of them. No Target Company is currently contesting any material Tax liability before any Governmental Authority.

(iv) There are no Liens with respect to any material Taxes upon any Target Company’s assets, other than Permitted Liens.

(v) Each Target Company has timely and properly collected or withheld all material amounts of Taxes required to be collected or withheld by it, timely remitted such Taxes to the appropriate Governmental Authorities, and otherwise complied in all material respects with all applicable withholding and related reporting requirements with respect to such Taxes.

(vi) No Target Company has requested or consented to any waivers or extensions of any applicable statute of limitations for the collection or assessment of any Taxes, which waiver or extension (or request thereof) is outstanding or pending.

(vii) No Target Company will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the closing date of the Business Combination, as a result of: (i) an installment sale or open transaction disposition that occurred on or prior to the closing date of the Business Combination; (ii) any change in method of accounting on or prior to the closing date of the Business Combination, including by reason of the application of Section 481 of the Code (or any analogous provision of state, local or foreign Law), or the use of an improper method of accounting on or prior to the closing date of the Business Combination; (iii) any prepaid amounts received or deferred revenue realized or received on or prior to the closing date of the Business Combination; (iv)  any intercompany transaction described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Law); or (v) any “closing agreement” pursuant to Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Law) or any other agreement or arrangement with a Governmental Authority relating to Taxes.

(viii) No Target Company has participated in or been a party to, or sold, distributed or otherwise promoted, any “reportable transaction,” as defined in Treasury Regulations Section 1.6011-4 (or any similar or corresponding provision of state, local or foreign Law).

(ix) No Target Company has been a member of an affiliated, combined, consolidated, unitary or other group for Tax purposes (other than a group the common parent of which is the Target). No Target Company has any Liability or potential Liability for the Taxes of another Person (other than another Target Company) (i) pursuant to Treasury Regulations Section 1.1502-6 (or any similar or corresponding provision of U.S. state, provincial or local Tax Law) or under any other applicable Tax Law, (ii) as a transferee or successor, or (iii) by Contract, indemnity or otherwise (excluding customary commercial Contracts entered into in the ordinary course of business the primary purpose of which is not the sharing of Taxes). No Target Company is a party to or bound by any Tax indemnity agreement, Tax sharing agreement or Tax allocation agreement or similar agreement, arrangement or practice (excluding agreements solely among the Target Companies and customary commercial Contracts entered into in the ordinary course of business the primary purpose of which is not the sharing of Taxes) with respect to Taxes (including advance pricing agreement, closing agreement or other agreement relating to Taxes with any Governmental Authority) that will be binding on any Target Company with respect to any period (or portion thereof) following the closing date of the Business Combination.

(x) No Target Company has requested, or is it the subject of or bound by any private letter ruling, technical advice memorandum, closing agreement or similar ruling, memorandum or agreement with any Governmental Authority with respect to any Taxes, nor is any such request pending or outstanding.

(xi) No Target Company has ever had a permanent establishment, office, branch, fixed place of business or other taxable presence in any country other than its jurisdiction of formation, and has not otherwise engaged in a trade or business in any country other than its jurisdiction of formation that subjected it to Tax in such country.

(xii) No Target Company has ever been a party to any transaction that was purported or intended to be treated as a distribution of stock qualifying, in whole or in part, for tax-free treatment under Section 355 of the Code (or any corresponding or similar provision of U.S. state or local Tax Law).

(xiii)  The U.S. federal income tax classification of each of the Target’s Subsidiaries is as set forth on Section 3.3(o) of the Target Disclosure Letter.

(xiv) No Target Company has knowingly taken or failed to take (or agreed to take or not take) any action, nor is aware of any fact or circumstance, where such action, failure to act, fact or circumstance would reasonably be expected to prevent or impede the Continuation, the Sponsor Share Conversion or the Amalgamation from qualifying for their respective Intended Tax Treatments (each as defined in the Business Combination Agreement).

(p) Real Property.

(i) The Target Companies do not own any real property.

(ii) Section 3.3(p)(ii) of the Target Disclosure Letter contains a true, correct and complete list as of the date of this Agreement of all premises currently leased or subleased or otherwise used or occupied by a Target Company for the operation of the business of such Target Company, and of all current leases, lease guarantees, agreements and documents related thereto, including all amendments, terminations and modifications thereof or waivers thereto (collectively, the “Target Real Property Leases”). To the Knowledge of the Target, the Target Real Property Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect, subject, in each case, to the Enforceability Exceptions. No Target Company is in breach of or default under any Target Real Property Lease, and, to the Knowledge of the Target, no event has occurred and no circumstance exists which, if not remedied, and whether with or without notice or the passage of time or both, would result in such a breach or default, except for such breaches or defaults as would not individually or in the aggregate, reasonably be expected to be material to the Target Companies, taken as a whole. No Target Company has exercised, nor has any Target Company received written notice of any other parties exercise of, any termination rights with respect to any Target Real Property Lease.

(q) Personal Property. Except as set forth on Section 3.3(q) of the Target Disclosure Letter, the Target Companies own and have good and marketable title to, or a valid leasehold interest in or right to use, their respective material tangible and intangible assets and personal property, free and clear of all Liens other than: (i) Permitted Liens; and (ii) the rights of lessors under any leases. The material tangible and intangible assets and personal property of the Target Companies: (A) constitute all of the assets, rights and properties that are necessary for the operation of the businesses of the Target Companies as they are now conducted, and taken together, are adequate and sufficient for the operation of the businesses of the Target Companies as currently conducted; and (B) have been maintained in accordance with generally accepted industry practice, are in good working order and condition, except for ordinary wear and tear and as would not, individually or in the aggregate, reasonably be expected to be material to the business of the Target Companies, taken as a whole.

(r) Employee Matters.

(i) The Target Companies are not and have never been a party to any collective bargaining agreement or other Contract covering any group of employees, labor organization or other representative of any of the employees of such Target Company, and the Target has no Knowledge of any activities or proceedings of any labor union or other party to organize or represent such employees. In the past three (3) years, there has not, to the Knowledge of the Target, occurred or been threatened any strike, slow-down, picketing, work-stoppage, or other similar labor activity with respect to any such employees. Section 3.3(r)(i) of the Target Disclosure Letter sets forth all unresolved labor controversies (including unresolved grievances and age or other discrimination claims), if any, that are, to the Knowledge of the Target, pending or threatened between the Target Companies and Persons employed by or providing services as independent contractors to the Target Companies.

(ii) Except as set forth on Section 3.3(r)(ii) of the Target Disclosure Letter, the Target Companies are and have been in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, health and safety and wages and hours, and other Laws relating to discrimination, disability, labor relations, hours of work, payment of wages and overtime wages, pay equity, immigration, workers compensation, working conditions, employee scheduling, occupational safety and health, family and medical leave, and employee terminations, and have not received written or, to the Knowledge of the Target, oral notice that there is any pending Legal Proceeding involving unfair labor practices against the Target Company. There are no material Legal Proceedings, to the Knowledge of the Target, pending or threatened against the Target Companies brought by or on behalf of any applicant for employment, any current or former employee, any Person alleging to be a current or former employee, or any Governmental Authority, relating to any such Law or regulation, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

(iii) In the past three (3) years, the Target Companies have not engaged in layoffs, furloughs or employment terminations sufficient to trigger application of the Workers’ Adjustment and Retraining Notification Act or any similar state, provincial or local law relating to group terminations. The Target Companies have not engaged in layoffs or furloughs or effected any broad-based salary or other compensation or benefits reductions, in each case, whether temporary or permanent, in the three (3) years prior to the date of this Agreement.

(iv) In the past three (3) years, (i) no allegations of sexual harassment or sexual misconduct have, to the Knowledge of the Target, been made in writing or threatened to be made against or involving any current or former officer, director or other employee at the level of Vice President or above by any current or former officer, employee or individual service provider of the Target Company, and (ii) the Target Company has not entered into any settlement agreements resolving, in whole or in part, allegations of sexual harassment or sexual misconduct by any current or former officer, director or other key employee.

(s) Benefit Plans.

(i) Set forth on Section 3.3(s)(i) of the Target Disclosure Letter is a true and complete list of each material Target Benefit Plan. With respect to each Target Benefit Plan, all contributions that are due have been made or, to the extent not yet due, are properly accrued in accordance with GAAP on the Target Financials.

(ii) Each Target Benefit Plan is and has been operated, administered, maintained, and funded at all times in compliance with its terms and all applicable Laws in all material respects, including ERISA and the Code. Each Target Benefit Plan which is intended to be “qualified” within the meaning of Section 401(a) of the Code (i) has received a favorable determination letter from the IRS to be so qualified (or is based on a prototype plan which has received a favorable opinion letter upon which the Target Company is entitled to rely) or (ii) the Target Company has requested an initial favorable IRS determination of qualification and/or exemption within the period permitted by applicable Law. To the Target’s Knowledge, no event has occurred or circumstance exists which could reasonably be expected to adversely affect the qualified status of such Target Benefit Plans or the exempt status of such trusts.

(iii) With respect to each Target Benefit Plan required to be listed on Section 3.3(s)(i) of the Target Disclosure Letter, the Target has made available to Purchaser accurate and complete copies, if applicable, of: (i) all Target Benefit Plans (including any amendments, modifications or supplements thereto); (ii) the most recent summary plan descriptions and material modifications thereto; (iii) the most recent Form 5500, if applicable, and annual report, including all schedules thereto; (iv) the most recent annual and periodic accounting of plan assets; (v) the most recent determination letter (or opinion letter) received from the IRS, if any; (vi) the most recent actuarial valuation; and (vii) all material communications with any Governmental Authority within the last three (3) years.

(iv) With respect to each Target Benefit Plan: (i) no Legal Proceeding is pending, or to the Target’s Knowledge, threatened (other than routine claims for benefits arising in the ordinary course of administration and administrative appeals of denied claims); (ii) no prohibited transaction, as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred, excluding transactions effected pursuant to a statutory or administration exemption; and (iii) all contributions and premiums that are due prior to the date hereof have been made in all material respects as required under ERISA or have been fully accrued in all material respects on the Target Financials in accordance with GAAP.

(v) Neither any Target Company nor any ERISA Affiliate currently maintains, or within the preceding six (6) years has maintained or contributed to, a Target Benefit Plan which is a “defined benefit plan” (as defined in Section 414(j) of the Code), a “multiemployer plan” (as defined in Section 3(37) of ERISA) or a “multiple employer plan” (as described in Section 413(c) of the Code) or is otherwise subject to Title IV of ERISA or Section 412 of the Code, and the Target Companies have not incurred any Liability or otherwise could have any Liability, contingent or otherwise, under Title IV of ERISA and no condition presently exists that is expected to cause such Liability to be incurred.

(vi) Except as set forth on Section 3.3(s)(vi) of the Target Disclosure Letter, the consummation of the transactions contemplated hereby will not, either alone or in combination with another event, (i) entitle any current or former employee, officer or other service provider of the Target Companies to any severance pay or increase in severance pay or any other compensation payable by the Target Companies, (ii) accelerate the time of payment, funding or vesting, or increase the amount of compensation due to any such employee, officer or other individual service provider by the Target Companies,(iii) directly or indirectly cause the Target Companies to transfer or set aside any assets to fund any material benefits under any Target Benefit Plan, or (iv) otherwise give rise to any material liability under any Target Benefit Plan. The consummation of the transactions contemplated by the Transaction Documents will not, either alone or in combination with another event, result in any “excess parachute payment” under Section 280G of the Code. No Target Benefit Plan provides for a Tax gross-up, make whole or similar payment with respect to the Taxes imposed under Sections 409A or 4999 of the Code.

(vii) Except to the extent required by Section 4980B of the Code or similar state Law, the Target Companies do not provide health or welfare benefits to any former or retired employee and are not obligated to provide such benefits to any active employee following such employee’s retirement or other termination of employment or service.

(viii) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Target Companies, taken as a whole, each Target Benefit Plan that is subject to Section 409A of the Code has been administered in compliance, and is in documentary compliance, in all material respects with the applicable provisions of Section 409A of the Code, the regulations thereunder and other official guidance issued thereunder.

(ix) Each Target Benefit Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without material Liability to the Target Companies, the Company, or any of their Affiliates, other than ordinary administration expenses typically incurred in a termination event.

(t) Environmental Matters. Except as set forth in Section 3.3(t) of the Target Disclosure Letter:

(i) Each Target Company is in compliance in all material respects with all applicable Environmental Laws.

(ii) No material Legal Proceeding is pending or, to the Target’s Knowledge, threatened with respect to the Target Companies’ compliance with or liability under Environmental Laws, and, to the Knowledge of the Target, there are no facts or circumstances that could reasonably be expected to form the basis of such a material Legal Proceeding.

(iii) No Target Company is the subject of any outstanding Order of any Governmental Authority relating to (1) any material non-compliance by such Target Company with Environmental Laws, (2) any Remedial Legal Proceeding, or (3) the Release or threatened Release of a Hazardous Material.

(iv) To the Target’s knowledge, there has been no material release of any Hazardous Material by the Target Companies (1) at, in, on or under any property underlying Target Real Property Leases or in connection with the Target’s or its Subsidiaries’ respective operations of the property underlying Target Real Property Leases or (2) at, in, on or under any property formerly owned or underlying Target Real Property Leases during the time that the Target or any of its Subsidiaries owned or leased such property or at any other location where Hazardous Materials generated by the Target Companies have been transported to, sent, placed or disposed of in a quantity or manner requiring reporting, investigation, remediation, monitoring or other response action by the Target Companies pursuant to applicable Environmental Laws.

(v) To the Knowledge of the Target, there is no investigation of the business, operations, or currently or formerly owned, operated, or leased property of a Target Company pending or threatened in writing that could lead to the imposition of any material Liens (other than Permitted Liens) under any Environmental Law or material Environmental Liabilities.

(vi) To the Knowledge of the Target, no Target Company has disposed of or released any Hazardous Material at, on or under any facility currently or formerly owned or operated by any of the Target Companies or any third-party site, in each case in a manner that would be reasonably likely to give rise to a material liability of the Target Companies for investigation costs, cleanup costs, response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees under any Environmental Laws.

(vii) The Target has made available to the Purchaser all material written environmental reports, audits, assessments, liability analyses, memoranda and studies in the possession of, or conducted by, the Target Companies with respect to compliance or liabilities under Environmental Law.

(u) Transactions with Related Persons. Except as set forth on Section 3.3(u) of the Target Disclosure Letter, and except for in the case of any employee, officer or director, of any employment Contract or Target Benefit Plans made in the ordinary course of business consistent with past practice, no Target Company is a party to any transaction or Contract with any (a) present or former executive officer or director of any of the Target Companies, (b) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of the capital stock or equity interests of any of the Target Companies or (c) any Affiliate, “associate” or any member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing; provided that in each case of the foregoing, excluding any transaction or Contract between or among the Target’s Subsidiaries or between or among the Target and any of its Subsidiaries. To the Knowledge of the Target, no Related Person or any Affiliate of a Related Person has, directly or indirectly, a material economic interest in any Contract with any of the Target Companies (other than such Contracts that relate to any such Person’s ownership of the equity interests of any Target Company as set forth on Section 3.3(c)(i) of the Target Disclosure Letter or such Person’s employment or consulting arrangements with the Target Companies).

(v) Insurance.

(i) Section 3.3(v)(i) of the Target Disclosure Letter contains a list of, as of the date hereof, all material policies or binders of property, fire and casualty, product liability, workers’ compensation, and other forms of insurance held by, or for the benefit of, the business of any Target Company (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy). As of the date hereof, all premiums due and payable under all such insurance policies have been paid and the Target Companies are otherwise in material compliance with the terms of such insurance policies. Each such insurance policy is legal, valid and binding, and is enforceable and in full force and effect, subject, in each case, to the Enforceability Exceptions. No Target Company has any self-insurance or co-insurance programs. In the past three (3) years, no Target Company has received any written notice from, or on behalf of, any insurance carrier relating to or involving any adverse material change, notice of cancellation or termination, any change other than in the ordinary course of business in the conditions of insurance, any refusal to issue an insurance policy or non-renewal of a policy.

(ii) Section 3.3(v)(ii) of the Target Disclosure Letter identifies each individual insurance claim in excess of $500,000 made by a Target Company in the past three (3) years. Each Target Company has reported to its insurers all claims and pending circumstances that would reasonably be expected to result in a claim, except where such failure to report such a claim would not be reasonably likely to be material to the Target Companies, taken as a whole. To the Knowledge of the Target, no event has occurred, and no condition or circumstance exists, that would reasonably be expected to (with or without notice or lapse of time) give rise to or serve as a basis for the denial of any such insurance claim. No Target Company has made any claim against an insurance policy as to which the insurer has denied coverage.

(w) Top Customers and Suppliers.

(i) Section 3.3(w)(i) of the Target Disclosure Letter lists as of the date of this Agreement, by aggregate dollar value of the Target Companies business’ transaction volume with such counterparty, as applicable, for each of (i) the twelve (12) months ended on December 31, 2024 and (ii) the twelve (12) months ended on December 31, 2023, the three (3) largest customers of the Target Companies, taken as a whole (the “Top Customers”). To the Knowledge of the Target, as of the date hereof, no such Top Customer has provided written notice to the Target Companies (i) of its intention to cancel or otherwise terminate, or materially reduce, its relationship with the Target Companies, taken as a whole, or (ii) that any Target Company is in material breach of the terms of any Contract to which it is a party with such Top Customer.

(ii) Section 3.3(w)(ii) of the Target Disclosure Letter lists as of the date of this Agreement, by aggregate dollar value of the Target Companies’ business’ transaction volume with such counterparty, as applicable, for each of (i) the twelve (12) months ended on December 31, 2024 and (ii) the twelve (12) months ended on December 31, 2023, the ten (10) largest suppliers or manufacturers of goods or services to the Target Companies, taken as a whole (the “Top Suppliers”). To the Knowledge of the Target, as of the date hereof, no such Top Supplier has provided written notice to the Target Companies (i) of its intention to cancel or otherwise terminate, or materially reduce, its relationship with the Target Companies, taken as a whole, or (ii) that any Target Company is in material breach of the terms of any Contract to which it is a party with such Top Supplier.

(iii) Except as set forth on Section 3.3(w)(i) of the Target Disclosure Letter and Section 3.3(w)(ii) of the Target Disclosure Letter, none of the Top Customers or Top Suppliers has, as of the date of this Agreement, notified any Target Companies in writing that it is in a material dispute with the Target Companies or their respective businesses.

(x) Certain Business Practices.

(i) To the Target’s Knowledge, no Target Company, nor any of their respective Representatives acting on their behalf has offered, given, paid, promised to pay, or authorized the payment of anything of value to (i) an official or employee of a foreign or domestic Governmental Authority; (ii) a foreign or domestic political party or an official of a foreign or domestic political party; or (iii) a candidate for foreign or domestic political office, in any such case under circumstances where such Target Company or Representative thereof knew that all or a portion of such thing of value would be offered, given, or promised to an official or employee or a foreign or domestic Governmental Authority, a foreign or domestic political party, an official of a foreign or domestic political party, or a candidate for a foreign or domestic political office (in each case in violation of any Anti-Bribery Law). To the Target’s Knowledge, no Target Company nor any Representative of any Target Company has conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any Governmental Authority with respect to any alleged act or omission arising under or relating to any noncompliance with any Anti-Bribery Law or Anti-Money Laundering Law. To the Target’s Knowledge, no Target Company nor any Representative of any Target Company has received any written notice, request, or citation from any Governmental Authority for any actual or potential noncompliance with any Anti-Bribery Law or Anti-Money Laundering Law. To the Target’s Knowledge, there are no actions, conditions, or circumstances that would reasonably be expected to give rise to any future Actions against the Target related to any actual or alleged violation of any Anti-Bribery Law or Anti-Money Laundering Law. Each of the Target Companies has conducted operations in material compliance with all applicable financial recordkeeping and reporting requirements of the Anti-Bribery Laws and Anti-Money Laundering Laws.

(ii) The operations of each Target Company are and since January 1, 2023, as applicable, have been conducted at all times in compliance with economic sanctions, export controls, and money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, and no Legal Proceeding involving a Target Company with respect to any of the foregoing is pending or, to the Knowledge of the Target, threatened.

(iii) No Target Company nor, any of their respective directors, officers or, to the Knowledge of the Target, any other Representative acting on behalf of a Target Company, is or has been: (i) identified on any applicable sanctions-related list of designated or blocked persons (including without limitation the SDN List) (ii) otherwise the subject or target of any U.S. sanctions administered by the U.S. government, (iii) located, organized, or resident in a Sanctioned Jurisdiction; or (iv) owned, directly or indirectly, individually or in the aggregate, fifty percent (50%) or more or otherwise controlled by any of the foregoing.

(iv) The Target Companies have since January 1, 2023, as applicable, maintained in place and implemented controls and systems designed to ensure compliance with economic sanctions and export controls administered and maintained by the U.S. government.

(v) No Target Company has since January 1, 2023, as applicable, directly or indirectly, knowingly used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in a Sanctioned Jurisdiction or for the purpose of financing the activities (x) of any Person currently the subject or target of U.S. sanctions administered by the U.S. government, or (y) in any other manner that would constitute a violation of, any U.S. sanctions administered by U.S. government.

(y) Investment Target Act. No Target Company is an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, or required to register as an “investment company”, in each case within the meaning of the Investment Company Act of 1940, as amended.

(z) Finders and Brokers. Except as reflected on Section 3.3(z) of the Target Disclosure Letter, no broker, finder, investment banker or other Person is entitled to, nor will be entitled to, either directly or indirectly, any brokerage fee, finders’ fee or other similar commission, for which any Target Company would be liable in connection with the Transactions based upon arrangements made by any Target Company or any of their Affiliates.

(aa) No General Solicitation. Neither the Target nor any person acting on its behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities. The Securities are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws. Neither the Target nor any person acting on the Target’s behalf has, directly or indirectly, at any time within the past six (6) months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Target for purposes of the Securities Act or any applicable shareholder approval provisions. Neither the Target nor any person acting on the Target’s behalf has offered or sold any securities, or has taken any other action, which would reasonably be expected to subject the offer, issuance or sale of the Securities, as contemplated hereby, to the registration provisions of the Securities Act.

(bb) Disqualification Events. Disqualification Event is applicable to the Target, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) is applicable.

(cc) No Additional Representations or Warranties. Except as provided in this Section 3.3, none of the Target Companies nor any of their respective Affiliates, nor any of their respective directors, managers, officers, employees, equityholders, partners, members or representatives has made, or is making, any representation or warranty whatsoever to the Purchaser or its Affiliates or any other Person and no such party shall be liable in respect of the accuracy or completeness of any information provided to the Purchaser or its Affiliates or any other Person.

ARTICLE 4

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state, provincial territorial and federal U.S. and Canadian securities laws, as applicable. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the Purchaser or in connection with a pledge as contemplated in Section 4.1(c), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and, if permitted pursuant to the terms thereof, the Registration Rights Agreement and shall have the rights and obligations of the Purchaser under this Agreement and the Registration Rights Agreement, if a party thereto.

(b) Subject to applicable securities laws, including Canadian securities laws, the Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Target Securities in the following form:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) [DATE OF DISTRIBUTION], AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

(b) The Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that the Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Company Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, the Purchaser may transfer pledged or secured Company Securities to the pledgees or secured parties; provided, however, that, as a prerequisite to such pledge, the Purchaser shall (x) provide notice to the Company of such pledge or transfer at least five (5) Business Days prior thereto and (y) cause to be delivered to the Company customary legal opinions of legal counsel of the pledgee, secured party and pledgor as shall be reasonably requested by the Company in connection therewith. Thereafter, at the Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Company Securities may reasonably request in connection with a pledge or transfer of the Company Securities, including, if the Company Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling securityholders thereunder.

(d) Certificates (or reasonable evidence of issuance by book entry, as applicable) evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(c) hereof): (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144 or (iii) as otherwise provided in the Company Closing Articles or applicable Canadian securities laws. The Company shall use commercially reasonable efforts to cause its counsel to issue a legal opinion to the Transfer Agent or the Purchaser promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend under Section 4.1(c) or if requested by the Purchaser, respectively, in each case, if the proposed sale is to be made pursuant to an effective registration statement or subject to an exemption from registration under the federal securities laws. If all or any Company Preferred Shares are converted or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), or if the Underlying Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to such Underlying Shares and without volume or manner-of-sale restrictions or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) or as provided in the Company Closing Articles or Company Warrants, then such Underlying Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(d), it will, no later than the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate (or reasonable evidence of issuance by book entry, as applicable) representing Underlying Shares, as applicable, issued with a restrictive legend, deliver or cause to be delivered to the Purchaser a certificate (or reasonable evidence of issuance by book entry, as applicable) representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1. Certificates for Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by the Purchaser. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Shares as in effect on the date of delivery of a certificate (or reasonable evidence of issuance by book entry, as applicable) representing Underlying Shares, as applicable, issued with a restrictive legend.

(e) The Purchaser agrees with the Company that the Purchaser will sell any Company Securities pursuant to either the registration requirements of the Securities Act and applicable Canadian securities laws, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Company Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein and will not be sold if the Purchaser knows or has reason to know that the Commission has issued a stop order suspending the effectiveness of the Registration Statement, and the Purchaser acknowledges that the removal of the restrictive legend from certificates (or reasonable evidence of issuance by book entry, as applicable) representing Company Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

4.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding Common Shares, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against the Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other shareholders of the Company.

4.3 Furnishing of Information; Public Information. Until the time that the Purchaser does not own any Company Securities, the Company shall use commercially reasonable efforts to maintain the registration of the Common Shares under Section 12(b) or 12(g) of the Exchange Act and to timely file all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

4.4 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Company Securities in a manner that would require the registration under the Securities Act of the sale of the Company Securities or that would be integrated with the offer or sale of the Company Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.5 Conversion and Exercise Procedures. Each of the form of Notice of Exercise included in the Warrants and the form of Notice of Conversion included in the Company Closing Articles set forth the totality of the procedures required of the Purchaser in order to exercise the Company Warrants or convert its Company Preferred Shares. Without limiting the preceding sentences, no ink-original Notice of Exercise or Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise or Notice of Conversion form be required in order to exercise the Company Warrants or convert its Company Preferred Shares. No additional legal opinion, other information or instructions shall be required of the Purchaser to exercise its Company Warrants or convert its Company Preferred Shares. The Company shall honor exercises of the Purchaser’s Company Warrants and conversions of the Purchaser’s Company Preferred Shares and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.6 Securities Laws Disclosure; Publicity. Neither the Company nor the Target shall publicly disclose the name of the Purchaser, or include the name of the Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the Purchaser (not to be unreasonably withheld, delayed or conditioned), except (a) as required by federal, provincial or territorial securities law or requested by the staff of the Commission, the BCSC or any similar securities commission in connection with (i) any filings in connection with the Business Combination, (ii) any registration statement contemplated by the Registration Rights Agreement or prospectus and (iii) the filing of final Transaction Documents with the Commission, the BCSC or any similar securities commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchaser with prior notice of such disclosure permitted under this clause (b).

4.7 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that exclusively as a result of the transactions contemplated by this Agreement the Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that the Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents.

4.8 Non-Public Information. The Company and the Target covenant and agree that neither they, nor any other Person acting on their behalf will provide the Purchaser or its agents or counsel with any information that constitutes, or the Company and the Target reasonably believe constitutes, material non-public information, unless prior thereto the Purchaser shall have consented to the receipt of such information and agreed with the Company and the Target to keep such information confidential. To the extent that the Company, the Target or any of their respective officers, director, agents, employees or Affiliates delivers any material, non-public information to the Purchaser without the Purchaser’s consent, the Company and the Target hereby covenant and agree that the Purchaser shall not have any duty of trust or confidentiality to the Company, the Target or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, the Target or any of their respective officers, directors, agents, employees or Affiliates not to trade while aware of, such material, non-public information, provided that the Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or the Target, the Company shall if reasonably practicable simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Company and the Target understand and confirm that the Purchaser shall be relying on the foregoing covenants in effecting transactions in securities of the Company.

4.9 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for general corporate and working capital purposes, in the Company’s exclusive discretion.

4.10 Indemnification.

(a) Subject to the provisions of this Section 4.10, the Company will indemnify and hold each Purchaser Party harmless from any and all Losses that any such Purchaser Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents (unless such Loss is primarily based upon a material breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such shareholder or any violations by such Purchaser Party of state, provincial, territorial or federal securities laws or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct).

(b) Subject to the provisions of this Section 4.10, the Target will indemnify and hold each Purchaser Party, harmless from any and all Losses that any such Purchaser Party may suffer or incur as a result of or relating to any breach of any of the representations and warranties of the Target Companies found exclusively in Section 3.3, covenants or agreements made by the Target in this Agreement or in the other Transaction Documents (unless such Loss is primarily based upon a material breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such shareholder or any violations by such Purchaser Party of state, provincial, territorial, or federal securities laws or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct).

(c) Subject to the provisions of this Section 4.10, the Purchaser will, severally and not jointly, indemnify and hold (i) each Company Party and (ii) each Target Party, harmless from any and all Losses that any such Company party or Target Party (as applicable) may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by such Purchaser in this Agreement or in the other Transaction Documents (unless such Loss is primarily based upon a material breach of such Company Party’s or Target Party’s (as applicable) representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Company Party or Target Party may have with any such shareholder or any violations by such Company Party or Target Party (as applicable) of state, provincial, territorial or federal securities laws or any conduct by such Company Party or Target Party (as applicable) which is finally judicially determined to constitute fraud, gross negligence or willful misconduct).

(d) If any Action or Proceeding shall be brought against any Person in respect of which indemnity may be sought pursuant to this Agreement, such Person (the “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing, but the omission to notify such Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have to any Indemnified Party under this Section 4.10 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the Indemnifying Party. The Indemnifying Party shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Indemnified Party. Any Indemnified Party shall have the right to employ separate counsel in any such Action or Proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party except to the extent that (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing, (ii) the Indemnifying Party has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such Action or Proceeding there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Indemnifying Party and the position of such Indemnified Party, in which case the Indemnifying Party shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Indemnifying Party shall not be liable for any settlement of any Proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

4.11 Reservation and Listing of Securities.

(a) Commencing on the Closing Date, the Company shall maintain a reserve of the Required Minimum from its duly authorized Common Shares for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

(b) If, on any date following the Closing Date, the number of authorized but unissued (and otherwise unreserved) Common Shares is less than 100% of (i) the Required Minimum on such date, minus (ii) the number of Common Shares previously issued pursuant to the Transaction Documents, then the Board of Directors shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued Common Shares to at least the Required Minimum at such time (minus the number of Common Shares previously issued pursuant to the Transaction Documents), as soon as possible and in any event not later than the 75th day after such date, provided that the Company will not be required at any time to authorize a number of Common Shares greater than the maximum remaining number of Common Shares that could possibly be issued after such time pursuant to the Transaction Documents.

(c) The Company shall, as applicable: (i) promptly after the Closing Date and in connection with the registration with the Commission of the Underlying Shares, in the manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of Common Shares at least equal to the Required Minimum on the date of such application, (ii) take all steps reasonably necessary to cause such Common Shares to be approved for listing or quotation on such Trading Market as soon as practicable thereafter and to provide to the Purchaser evidence of such listing or quotation and (iii) use commercially reasonable efforts to maintain the listing or quotation of such Common Shares on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market. The Company agrees to maintain the eligibility of the Common Shares for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.12 Certain Transactions and Confidentiality. The Purchaser covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at the Cleanse Time. The Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company (the “Cleanse Time”), the Purchaser will maintain the confidentiality of the existence and terms of this transaction. Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company and the Target expressly acknowledge and agree that, (i) except as set forth herein, the Purchaser does not make any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company or the Target after the Cleanse Time and (ii) the Purchaser shall not be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the Cleanse Time. The Company shall (and the Target shall cooperate with the Company in good faith to the extent reasonably required) (a) issue and disseminate a press release, which publicly discloses the existence of this Agreement and the material terms of the transactions contemplated hereby and that is reasonably sufficient to cleanse all material non-public information (including, without limitation, the existence and terms of this transaction and any other material non-public information) that has been provided to the Purchaser in connection with this Agreement, the other Transaction Documents or the transactions contemplated hereby (the "Cleansing Disclosure"), and (b) may, in addition to (and not as a substitute for) such press release, file a Current Report on Form 8-K (or other public filing with the Commission) that includes the Cleansing Disclosure. Notwithstanding the foregoing, if the Purchaser is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.13 Blue Sky Filings. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States.

4.14 Privacy. The Purchaser acknowledges and consents to the fact that the Company and Target are collecting personal information (as that term is defined under applicable privacy legislation, including, without limitation, the Personal Information Protection and Electronic Documents Act (Canada) and any other applicable similar, replacement or supplemental provincial or federal legislation or laws in effect from time to time) of the Purchaser for the purpose of completing this Agreement. By accepting the Agreement, the Company and Target agree that it will not collect any information about the Purchaser except that which is provided by the Purchaser in the Agreement and any information required to be disclosed to any regulatory authority or stock exchange or as required by law (the “Subscriber Information”). The Company and Target also agree that it will keep all Subscriber Information confidential, and will use and disclose the Subscriber Information only for the purposes permitted or described herein, unless:

(a) the Company and/or Target inform the Purchaser of a proposed use or disclosure of the Subscriber Information and the Purchaser consents; or

(b)  is required by law, or by the by-laws, rules, regulations or policies or any regulatory organization or stock exchange governing the Company and/or Target.

The Purchaser acknowledges and consents to the Company and/or Target retaining the personal information for as long as permitted or required by applicable law or business practices.

The Purchaser acknowledges and consents to:

(i)	the Company and/or Target delivering to the regulatory authorities, including the British Columbia Securities Commission, (the “Relevant Commission”) any personal information provided by the Purchaser respecting itself including such Purchaser’s full name, residential address, telephone number and email address, the amount of Securities purchased or held, the purchase price, the exemption relied on and the date of distribution;

(ii)	such information being collected indirectly by the Relevant Commission under the authority granted to it in applicable securities laws;

(iii)	such information being collected for the purposes of the administration and enforcement of applicable securities laws in British Columbia; and

(iv)	the indirect collection of such information by the Relevant Commission.

The Purchaser acknowledges that he, she or it may contact the following public official in British Columbia with respect to questions about the applicable Relevant Commission’s indirect collection of such information at the following address and telephone number:

British Columbia Securities Commission: P.O. Box 10142, Pacific Centre 701 West Georgia Street Vancouver, British Columbia V7Y 1L2 Inquiries: (604) 899-6854 Toll free in Canada: 1-800-373-6393 Facsimile: (604) 899-6581 Email: inquiries@bcsc.bc.ca.

4.15 MFN Right.

(a)	Subsequent Financing. From and after the execution of this Agreement until the earlier of (x) the Closing and (y) the termination of this Agreement in accordance with its terms (such period, the “MFN Period”), if, during the MFN Period, the Target enters into, consummates or agrees to consummate any financing transaction for purposes of raising capital involving the issuance or sale, of (i) any equity securities of the Target, or (ii) any other equity securities or instruments of the Target that are convertible into or exercisable or exchangeable for any such equity securities (each, a “Subsequent Financing”) on terms that, taken as a whole, are more favorable than the terms provided to the Purchaser under this Agreement and the other Transaction Documents with respect to the Target Securities purchased hereunder (including pursuant to any side letter or similar agreement or arrangement entered into in connection with such Subsequent Financing or with any purchaser of Target Securities under the PIPE Financing, but excluding the 3,500,000 Class B Non-Voting Common shares of the Target issued to that certain Share Purchase Agreement of the Company dated as of the date hereof to certain investors in the Company). on about the date hereof), then the Purchaser shall be entitled to receive the benefit of such more favorable terms as provided in this Section 4.15. Notwithstanding the foregoing, for purposes of this Section 4.15, a Subsequent Financing shall not include (A) the issuance of equity securities pursuant to any employee or director equity, incentive, bonus, option, purchase or other compensation plan or arrangement approved by the board of directors of the Target (or committee thereof), (B) the issuance of equity securities upon the exercise, conversion or exchange of options, warrants, convertible securities or other rights outstanding as of the date hereof (including the Target Options and the Target SAFEs), in each case in accordance with their terms as in effect on the date hereof, (C) stock splits, stock dividends, recapitalizations, reclassifications or similar transactions with respect to the equity securities of any of the Target that are effected on a pro rata basis, (D) the issuance of equity securities as consideration (or partial consideration) in connection with any merger, acquisition, joint venture, strategic transaction, commercial agreement, licensing arrangement or similar transaction, in each case, not primarily for the purpose of raising equity capital, or (E) issuances in connection with the Business Combination or pursuant to the Transaction Documents.

(b)	Notice. The Target shall promptly (and in any event within two (2) Business Days) provide written notice to the Purchaser of any Subsequent Financing during the MFN Period, together with reasonable detail of, and true and complete copies of, the definitive documentation (including any side letters or other agreements or arrangements) evidencing or relating to such Subsequent Financing.

(c)	More Favorable Terms. For purposes of this Section 4.15, “More Favorable Terms” means any terms, rights, preferences, privileges, protections, covenants or other provisions (whether economic or non-economic) applicable to the securities or instruments issued or sold (or agreed to be issued or sold) in a Subsequent Financing, or otherwise granted to an investor in such Subsequent Financing in connection therewith (including pursuant to any side letter or similar agreement or arrangement), that are more favorable to such investor than the corresponding terms, rights, preferences, privileges, protections, covenants or other provisions applicable to the Target Securities purchased hereunder and/or the Purchaser under this Agreement and the other Transaction Documents, including, without limitation, (i) purchase price or deemed purchase price (including Original Issue Price or any analogous concept), valuation, discount, conversion price, exercise price or other pricing terms, (ii) anti-dilution or other price protection, reset, adjustment or similar provisions (including the scope, triggers, measurement periods, floors, caps and other mechanics thereof), (iii) dividend or yield, PIK features, interest, redemption, repurchase, liquidation preference, priority, seniority or other preference terms, (iv) warrant coverage or other equity participation, (v) registration rights, information rights, participation rights and any other rights to purchase additional equity securities or equity-linked securities, (vi) transferability or liquidity rights (including any restrictions that are less restrictive than those applicable to the Purchaser), (vii) consent rights, veto rights, board rights, observer rights or other governance rights, (viii) covenants, undertakings, representations, warranties, indemnities, expense reimbursement, fees, penalties, liquidated damages, remedies or other enforcement rights that are more favorable, (ix) MFN rights or other rights to receive improved terms, and (x) any terms granted pursuant to any side letter or similar agreement or arrangement that supplements, modifies or interprets the principal definitive documents for such Financing or otherwise provides any additional or different rights or benefits.

(d)	Purchaser Election; Amendment and Issuance. The Purchaser may elect, by written notice to the Company and the Target delivered at any time prior to the Closing, to receive the benefit of any such More Favorable Terms arising from a Subsequent Financing during the MFN Period (in whole or in part, as specified by the Purchaser). Promptly (and in any event within five (5) Business Days) following receipt of such notice (or, if earlier, at the Closing), the Company and the Target shall, and shall cause the other applicable parties thereto to, take all actions necessary to provide such benefit to the Purchaser, including by (i) amending this Agreement and/or the other Transaction Documents and/or entering into a side letter or other agreement with the Purchaser, (ii) issuing to the Purchaser amended, corrected or replacement Target Securities (and/or other instruments) reflecting such More Favorable Terms, and (iii) taking such further actions as are reasonably necessary to ensure the Purchaser receives the economic and non-economic benefit of such More Favorable Terms as if such terms had been included in this Agreement and the other Transaction Documents as of the date hereof; provided that nothing herein shall require the Purchaser to make any additional investment unless the Purchaser elects in writing to do so.

(e)	Scope. The rights and obligations set forth in this Section 4.15 shall apply solely with respect to subsequent Financings during the MFN Period and shall automatically terminate upon the Closing or the termination of this Agreement in accordance with its terms, and neither the Company nor the Target shall have any obligation to provide notice or any benefit under this Section 4.15 with respect to any issuance, sale or agreement occurring after such time.

ARTICLE 5

MISCELLANEOUS

5.1 Termination. This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect hereof, upon the earlier to occur of (a) the mutual written agreement of the parties hereto to terminate this Agreement, or (b) the termination (for any reason) of the Business Combination Agreement by any party to the same. Additionally, (i) the Company or the Target may terminate this Agreement with respect to the Purchaser if any of the conditions set forth in Section 2.3(b) applicable to the Purchaser shall have become incapable of fulfillment, and shall not have been waived by the Company and the Target; and (ii) the Purchaser may terminate this Agreement if (X) any of the conditions set forth in Section 2.3(c) shall have become incapable of fulfillment, and shall not have been waived by the Purchaser or (Y) the Closing shall not have occurred on or prior to the date on which the Target is permitted to terminate the Business Combination Agreement pursuant to Section 8.01 of the Business Combination Agreement. Notwithstanding the foregoing, nothing herein will relieve any party from liability for any intentional breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such intentional breach; provided, that in the event that the Business Combination Agreement is ever terminated by the Company and/or the Target for any reason, the Purchaser hereby agrees not to indirectly assert a claim against the Target by funding the Company or any other party to assert any such claim.

5.2 Fees and Expenses. Except as expressly set forth in the Transaction Documents, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement and the Transaction Documents. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion notice delivered by a Purchaser), stamp taxes and other Taxes and duties levied in connection with the delivery of any Securities to the Purchaser.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email at the e-mail address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via email attachment at the e-mail address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company, the Target and the Purchaser or, in the case of a waiver, by the Company, the Target or the Purchaser, as the case may be, dependent on the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither the Company nor the Target may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other and the Purchaser (other than by merger). The Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchaser.”

5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.10 and this Section 5.8.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the Province of British Columbia and the laws of Canada applicable therein, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the courts sitting in the Province of British Columbia. Each party hereby irrevocably submits to the exclusive jurisdiction of the courts sitting in the Province of British Columbia for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents, and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the parties under Section 4.10, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.10 Survival. The representations and warranties contained in Section 3.1, Section 3.2 and Section 3.3 herein shall survive the Closing and the delivery of the Securities. The representations and warranties contained in Section 3.4 herein shall not survive the Closing and the delivery of the Securities.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that, in the case of (x) a rescission of a conversion of the Purchaser’s Company Preferred Shares, the Purchaser shall be required to return any Common Shares subject to any such rescinded conversion or (y) a recission of an exercise of a Company Warrant, the Purchaser shall be required to return any Common Shares subject to any exercise notice concurrently with the return to the Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of the Purchaser’s right to acquire such shares pursuant to the Purchaser’s Company Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and any indemnity the Company considers adequate. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser, the Company and the Target will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate. For the avoidance of doubt, Section 4.10 shall be the exclusive remedy for any Losses resulting from a breach of any of the representations and warranties contained in ARTICLE 3 of this Agreement, in each case exclusively to the extent such Losses arise during the survival period of such representations and warranties pursuant to the terms of this Agreement.

5.16 Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser pursuant to any Transaction Document or the Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state, provincial, territorial or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any Action or Proceeding that may be brought by the Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Purchaser with respect to Indebtedness evidenced by the Transaction Documents, such excess shall be applied by the Purchaser to the unpaid principal balance of any such Indebtedness or be refunded to the Company, the manner of handling such excess to be at the Purchaser’s election.

5.18 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.19 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.20 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and Common Shares in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Shares that occur after the date of this Agreement. In this Agreement, unless the context otherwise requires: (i) whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein”, “hereto” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular portion of this Agreement.

5.21 Trust Account Waiver. The Purchaser hereby acknowledges that, as described in the Company’s prospectus relating to its initial public offering (the “IPO”) dated September 3, 2025 available at www.sec.gov, the Company has established a trust account (the “Trust Account”) containing the proceeds of the IPO and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Company, its public shareholders and certain other parties. For and in consideration of the Company entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser on behalf of itself and each of its affiliates and subsidiaries, and each of its and their employees, agents, representatives and any other person or entity acting on its and their behalf hereby (a) agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and shall not make any claim against the Trust Account, arising out or as a result of, in connection with or relating in any way to this Agreement, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”), (b) irrevocably waives any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, this Agreement, and (c) agrees that it will not seek recourse against the Trust Account as a result of, in connection with or relating in any way to this Agreement; provided, however, that nothing in this Section 5.21 shall be deemed to limit the Purchaser’s right to distributions from the Trust Account in accordance with the Company’s articles of incorporation in respect of any redemptions by the Purchaser in respect of Common Shares acquired by any means other than pursuant to this Agreement.

5.22 NO LIABILITY UPON GOOD FAITH TERMINATION. OTHER THAN WITH RESPECT TO ANY LIABILITIES ARISING PURSUANT TO SECTION 4.10 AND/OR SECTION 5.2 ABOVE, NONE OF THE COMPANY, TARGET, ANY OF THEIR AFFILIATES, OR ANY OTHER PARTY TO THE BUSINESS COMBINATION AGREEMENT, OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EQUITYHOLDERS, MANAGERS, MEMBERS, ADVISORS OR LEGAL COUNSEL SHALL HAVE ANY LIABILITY (INCLUDING, BUT NOT LIMITED TO, AS A RESULT OF POTENTIAL LOST PROFITS AND OPPORTUNITIES) TO THE PURCHASER AS A RESULT OF THE TERMINATION OF THIS AGREEMENT AS A RESULT OF THE GOOD FAITH TERMINATION OF THE BUSINESS COMBINATION AGREEMENT BECAUSE OF A FAILURE OF A CLOSING CONDITION TO BE MET (SOLELY TO THE EXTENT SUCH FAILURE IS OUTSIDE OF THE CONTROL OF THE TARGET OR THE COMPANY, BUT REGARDLESS OF WHETHER THE BUSINESS COMBINATION AGREEMENT IS TERMINATED BY THE COMPANY OR TARGET).

5.23 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SPRING VALLEY ACQUISITION CORP. III		Address for Notice:
2100 McKinney Ave., Suite 1675
By:		Dallas, TX 75201
Name:	Christopher Sorrells	Attention: Chris Sorrells
Title:	Chief Executive Officer
Email: chris.sorrells@sv-ac.com
With a copy to (which shall not constitute notice):

Greenberg Traurig, LLP One Vanderbilt Avenue New York, New York 10017
Attn: Alan Annex; Jason Simon; Adam Namoury
Email: alan.annex@gtlaw.com; jason.simon@gtlaw.com; adam.namoury@gtlaw.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR TARGET FOLLOWS]

[COMPANY SIGNATURE PAGES TO SPA]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

GENERAL FUSION INC.		Address for Notice:
6020 Russ Baker Way
By:		Richmond, British Columbia
Name:	Greg Twinney
Title:	Chief Executive Officer	Email: greg.twinney@generalfusion.com

With a copy to (which shall not constitute notice):

Faegre Drinker Biddle & Reath LLP Attn: Ben A. Stacke E-mail: ben.stacke@faegredrinker.com and to: Fasken Martineau DuMoulin LLP Attn: Shahrooz Nabavi E-mail: snabavi@fasken.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[TARGET SIGNATURE PAGE TO SPA]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser: ______________________________

Name of Authorized Signatory: ____________________________________________

Title of Authorized Signatory: _____________________________________________

Email Address of Authorized Signatory: _____________________________________

Address for Notice to Purchaser: ___________________________________________

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Amount:

Number of Target Preferred Shares:

Number of Target Warrants:

EIN Number:

[PURCHASER SIGNATURE PAGE TO SPA]

Annex A

Name of Purchaser	Subscription Amount	Target Preferred Shares	Target Warrants
[●]	[●]	[●]	[●]
[●]	[●]	[●]	[●]

Exhibit A

Form of Company Closing Articles

Exhibit B

Form of Registration Rights Agreement

Exhibit C

Form of Company Warrant

Exhibit D

Exemption Certificate

Form 1 – To be completed by all Canadian and international investors (regardless of residency)

Form 2 – To be completed by investors resident in the United States

A-2

FORM 1 CERTIFICATE OF “ACCREDITED INVESTOR”

TO:                     General Fusion Inc. (the “Issuer”)

In connection with the proposed purchase by the undersigned purchaser (the “Purchaser”) of convertible preferred shares and warrants to purchase Common shares of the Issuer (the “Securities”) of the Issuer on or about the date hereof, the Purchaser represents, warrants, covenants and certifies that:

1.	the Purchaser is purchasing the Securities as principal for its own account and not for the benefit of another, or is deemed to be purchasing the Securities as principal pursuant to applicable securities laws, and is an “accredited investor” within the meaning of National Instrument 45-106 - Prospectus Exemptions (“NI 45-106”) by virtue of satisfying the indicated criterion as set out in Schedule “A” to this Certificate (YOU MUST ALSO INITIAL THE APPLICABLE ITEM ON SCHEDULE “A” TO THIS CERTIFICATE);

2.	the Purchaser is ☐ or is not ☐ (CHECK ONE) an insider (as defined in the Securities Act (British Columbia)) of the Issuer;

3.	the Purchaser is ☐ or is not ☐ (CHECK ONE) a registrant (as defined in the Securities Act (British Columbia));

4.	if the Purchaser (or beneficial purchaser) is not an individual, the person was not created or used solely to purchase or hold securities as an accredited investor described in paragraph (m) on Schedule “A”; and

5.	these representations, warranties, covenants and certifications (a) will be true and correct both as of the execution of this certificate and as of the closing time of the purchase and sale of the Securities and will survive the completion of the issue of the Securities to the Purchaser; and (b) are made by the Purchaser with the intent that they be relied upon in determining the suitability of the Purchaser and any beneficial purchaser as a purchaser of the Securities, and the Purchaser undertakes to immediately notify the Issuer of any change in any statement or other information relating to the Purchaser (and the beneficial purchaser) set forth herein which takes place prior to the closing time of the purchase and sale of the Securities.

Dated: [●]

Print Full Legal Name of Purchaser		Phone Number
By:
	Signature	Email Address
	Name and Title of Signatory (please print name and title of individual whose signature appears above, if different from name of Purchaser printed above)	Address

IMPORTANT:

(A)	PLEASE INITIAL THE APPLICABLE ITEM ON THE ATTACHED SCHEDULE “A”

(B)	INDIVIDUAL INVESTORS WHO HAVE INITIALED BESIDE ITEM (J), (K) OR (L) ON SCHEDULE “A” MUST ALSO COMPLETE AND SIGN THE ATTACHED SCHEDULE “B”.

SCHEDULE “A”

DEFINITION OF “ACCREDITED INVESTOR”

INSTRUCTIONS:

(1) Prior to completing this Schedule “A”, please carefully review the definitions provided at the end of this Schedule, particularly the definitions of “financial assets” as distinguished from “net assets”, as well as “related liabilities”.

(2) The Purchaser must initial beside the applicable item(s) of the definition of “accredited investor” below.

“accredited investor”, as used in this Schedule, means:

Initials

(a)	a Canadian financial institution, or a Schedule III bank; or
(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada); or
(c)	a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary; or
(d)	a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer; or
(e)	an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d); or
(e.1)	an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador); or
(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada; or
(g)	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec; or
(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government; or
(i)	a pension fund that is regulated by the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction of Canada; or
(j)

an individual who, either alone or with a spouse, beneficially owns financial assets (which term excludes real estate) having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $1,000,000; or

[MUST ALSO FULLY COMPLETE AND EXECUTE THE ATTACHED FORM 45-106F9]

(j.1)	an individual who beneficially owns financial assets (which term excludes real estate) having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $5,000,000; or
(k)

an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year; or

[MUST ALSO FULLY COMPLETE AND EXECUTE THE ATTACHED FORM 45-106F9]

(l)	an individual who, either alone or with a spouse, has net assets that exceed $5,000,000; or [MUST ALSO FULLY COMPLETE AND EXECUTE THE ATTACHED FORM 45-106F9]
(m)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements; or

(n)	an investment fund that distributes or has distributed its securities only to a person that is or was an accredited investor at the time of the distribution;
a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [“Minimum Amount Investment exemption”] or 2.19 [“Additional Investment in Investment Funds exemption”] of NI 45-106; or
a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [“Investment Fund Reinvestment exemption”] of NI 45-106; or
(o)	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt; or
(p)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be; or
(q)	a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction; or
(r)	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded; or
(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function; or
(t)	a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors (as defined in this Schedule); or
(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; or
(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor; or
(w)	a trust established by an accredited investor (as defined in this Schedule) for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors (as defined in this Schedule) and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse.

All dollar amounts referred to in this Schedule are expressed in Canadian dollars.

For the purposes of this Schedule:

(a)	A trust company or trust corporation described in paragraph (p) above, other than a trust company or trust corporation registered under the laws of Prince Edward Island that is not registered or authorized under the Trust and Loan Companies Act (Canada) or under comparable legislation in another jurisdiction of Canada, is deemed to be purchasing as principal; and

A person described in paragraph (q) above is deemed to be purchasing as principal.

For the purposes of this Schedule, the following definitions apply:

“Additional Investment in Investment Funds exemption” refers to the following exemption:

(a)	The prospectus requirement does not apply to a distribution by an investment fund or the investment fund manager of the fund, of a security of the investment fund’s own issue to a security holder of the investment fund if

(i)	the security holder initially acquired securities of the investment fund as principal for an acquisition cost of not less than $150,000 paid in cash at the time of the distribution,

(ii)	the distribution is in respect of a security of the same class or series as the securities initially acquired as described in subsection (i), and

(iii)	the security holder, as at the date of the distribution, holds securities of the investment fund that have an acquisition cost of not less than $150,000, or a net asset value of not less than $150,000;

“bank” means a bank named in Schedule I or II of the Bank Act (Canada);

“Canadian financial institution” means

(a)	an association governed by the Cooperative Credit Associations Act (Canada) or a central credit cooperative society for which an order has been made under section 473(1) of that Act, or

(b)	a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

“control person” has the same meaning ascribed to that term under applicable securities legislation and in British Columbia is defined as follows:

(a)	a person who holds a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, or

(b)	each person in a combination of persons, acting in concert by virtue of an agreement, arrangement, commitment or understanding, which holds in total a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, and, if a person or combination of persons holds more than 20% of the voting rights attached to all outstanding voting securities of an issuer, the person or combination of persons is deemed, in the absence of evidence to the contrary, to hold a sufficient number of the voting rights to affect materially the control of the issuer.

“director” means

(a)	a member of the board of directors of a company or an individual who performs similar functions for a company, and

(b)	with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

“eligibility adviser” means

(a)	a person that is registered as an investment dealer and authorized to give advice with respect to the type of security being distributed, and

(b)	in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not

(i)	have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders, or control persons, and

(ii)	have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

“executive officer” means, for an issuer, an individual who is

(a)	a chair, vice-chair or president,

(b)	a vice-president in charge of a principal business unit, division or function including sales, finance or production, or

(c)	performing a policy-making function in respect of the issuer;

“financial assets” means cash, securities or a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation; and specifically excludes real estate. For the purposes of paragraphs (j) and (j.1) above, financial assets are those financial assets which are beneficially owned. The following factors are indicative of beneficial ownership of financial assets:

(a)	physical or constructive possession of evidence of ownership of the financial asset;

(b)	entitlement to receipt of any income generate d by the financial asset;

(c)	risk of loss of the value of the financial asset; and

(d)	the ability to dispose of the financial asset or otherwise deal with it as the individual sees fit.

Financial assets are generally liquid or relatively easy to liquidate. Realizable value of financial assets generally means the fair market value of the assets that may reasonably be obtained in an orderly liquidation. To satisfy the thresholds in paragraphs (j) and (j.1) above, the value must be net of related liabilities.

“foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada;

“founder” means, in respect of an issuer, a person who,

(a)	acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and

(b)	at the time of the distribution or trade is actively involved in the business of the issuer;

“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

“Insider” means

(c)	a director or an officer of an issuer,

(d)	a director or an officer of a person that is itself an insider or a subsidiary of an issuer,

(e)	a person that has

(i)	beneficial ownership of, or control or direction over, directly or indirectly, or

(ii)

a combination of beneficial ownership of, and control or direction over, directly or indirectly,

securities of an issuer carrying more than 10% of the voting rights attached to all the issuer's outstanding voting securities, excluding, for the purpose of the calculation of the percentage held, any securities held by the person as underwriter in the course of a distribution

(f)	an issuer that has purchased, redeemed or otherwise acquired a security of its own issue, for so long as it continues to hold that security,

(g)	a person designated as an insider in an order made under section 3.2 of the Securities Act (British Columbia), or

(h)	a person that is in a prescribed class of persons;

“investment fund” means a mutual fund or a non-redeemable investment fund, and, for greater certainty in British Columbia, includes

(a)	an employee venture capital corporation that does not have a restricted constitution, and is registered under Part 2 of the Employee Investment Act, R.S.B.C. 1996 c. 112, and whose business objective is making multiple investments, and

(b)	a venture capital corporation registered under Part 1 of the Small Business Venture Capital Act, R.S.B.C. 1996 c. 429, whose business objective is making multiple investments;

“Investment Fund Reinvestment exemption” refers to the following exemption:

(a)	Subject to subsections (c), (d), (e) and (f) of this definition, the prospectus requirement does not apply to the following distribution by an investment fund, and the investment fund manager of the fund, to a security holder of the investment fund if the distributions are permitted by a plan of the investment fund:

(i)	a distribution of a security of the investment fund’s own issue if dividends or distributions out of earnings, surplus, capital or other sources payable in respect of the investments fund’s securities is applied to the purchase of the security that is of the same class or series as the securities to which the dividends or distributions out of earnings, surplus, capital or other sources are attributable, and

(ii)	subject to subsection (b), a distribution of a security of the investment fund’s own issue if the security holder makes optional cash payments to purchase the security of the investment fund that is of the same class or series of securities described in paragraph (i) that trade on a marketplace.

(b)	The aggregate number of securities issued under the optional cash payment referred to in subsection (a)(ii) must not exceed, in any financial year of the investment fund during which the trade takes place, 2% of the issued and outstanding securities of the class to which the plan relates as at the beginning of the financial year.

(c)	A plan that permits the distributions described in subsection (a) must be available to every security holder in Canada to which the dividend or distribution out of earnings, surplus, capital or other sources is available.

(d)	A person must not charge a fee for a distribution described in subsection (a).

(e)	An investment fund that is a reporting issuer and is a continuous distribution must set out in its current prospectus (i) details of any deferred or contingent sales charge or redemption fee that is payable at the time of the redemption of the security, (ii) any right that the security holder has to make an election to receive cash instead of securities on the payment of a dividend or making of a distribution by the investment fund, and (iii) instructions on how the right referred to in paragraph (ii) can be exercised.

(f)	An investment fund that is a reporting issuer and is not in continuous distribution must provide the information required by subsection (e) in its prospectus, annual information form or a material change report.

“jurisdiction” or “jurisdiction of Canada” means a province or territory of Canada except when used in the term foreign jurisdiction;

“local jurisdiction” means, in a national instrument or multilateral instrument adopted or made by a Canadian securities regulatory authority, the jurisdiction in which the Canadian securities regulatory authority is situate;

“Minimum Amount Investment exemption” refers to the following exemption:

(a)	The prospectus requirement does not apply in respect of a distribution in a security to a person if all of the following apply:

(i)	that person is not an individual;

(ii)	that person purchases as principal;

(iii)	the security has an acquisition cost to that person of not less than Cdn$150,000 paid in cash at the time of the distribution;

(iv)	the distribution is in a security of a single issuer.

(b)	Subsection (a) does not apply to a distribution of a security to a person if the person was created or is used solely to purchase or hold securities in reliance on this exemption from the prospectus requirement set out in subsection (a);

“mutual fund” has the meaning ascribed to that term under applicable securities legislation and in British Columbia includes an issuer of a security that entitles the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in a part of the net assets, including a separate fund or trust account, of the issuer of the security;

“net assets” means total assets (including real estate) less total liabilities (including mortgages). For the purposes of paragraph (l) above, the value attributed to assets should reasonably reflect their estimated fair value and tax is considered a liability to be deducted if the obligation to pay the tax is outstanding at the date of closing of the purchase of the Securities.

“non-redeemable investment fund” means an issuer

(a)	whose primary purpose is to invest money provided by its securityholders,

(b)	that does not invest,

(i)	for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund, or

(ii)	for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund, and

(c)	that is not a mutual fund;

“person” includes

(a)	an individual,

(b)	a corporation,

(c)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(d)	an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

“regulator” means, for the local jurisdiction, the person referred to in Appendix D of National Instrument 14-101, opposite the name of the local jurisdiction;

“related liabilities” means

(a)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(b)	liabilities that are secured by financial assets;

“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

“securities legislation” means the applicable securities legislation of a jurisdiction of Canada;

“spouse” means, an individual who,

(a)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

(b)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(c)	in Alberta, is an individual referred to in paragraph (a) or (b), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

For the purpose hereof, an issuer is an affiliate of another issuer if

(a)	one of them is the subsidiary of the other, or

(b)	each of them is controlled by the same person.

For the purpose hereof, a person (first person) is considered to control another person (second person) if

(a)	the first person beneficially owns or directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation,

(b)	the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership, or

(c)	the second person is a limited partnership and the general partner of the limited partnership is the first person.

For the purpose hereof, for residents of Manitoba, “distribution” means a primary distribution to the public.

For the purpose hereof, for residents of Québec, “trade” refers to any of the following activities:

(a)	the activities described in the definition of “dealer” in section 5 of the Securities Act (Québec), including the following activities;

(i)	the sale or disposition of a security by onerous title, whether the terms of payment be on margin, instalment or otherwise, but does not include, a transfer or the giving in guarantee of securities in connection with a debt or the purchase of a security, except as provide in paragraph (b);

(ii)	participation as a trader in any transaction in a security through the facilities of an exchange or a quotation and trade reporting system;

(iii)	the receipt by a registrant of an order to buy or sell a security;

(b)	a transfer or the giving in guarantee of securities of an issuer from the holdings of a control person in connection with a debt.

SCHEDULE “B”

Form 45-106F9
Form for Individual Accredited Investors

WARNING! This investment is risky. Don’t invest unless you can afford to lose all the money you pay for this investment.

SECTION 1 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
1. About your investment
Type of securities: Convertible preferred shares and Common share warrants	Issuer: General Fusion Inc.
Purchased from: The Issuer
SECTIONS 2 TO 4 TO BE COMPLETED BY THE PURCHASER
2. Risk acknowledgement
This investment is risky. Initial that you understand that:	Your initials
Risk of loss – You could lose your entire investment of USD$__________________ [Instruction: Insert the total dollar amount of the investment.]
Liquidity risk – You may not be able to sell your investment quickly – or at all.
Lack of information – You may receive little or no information about your investment.
Lack of advice – You will not receive advice from the salesperson about whether this investment is suitable for you unless the salesperson is registered. The salesperson is the person who meets with, or provides information to, you about making this investment. To check whether the salesperson is registered, go to www.aretheyregistered.ca.
3. Accredited investor status
You must meet at least one of the following criteria to be able to make this investment. Initial the statement that applies to you. (You may initial more than one statement.) The person identified in section 6 is responsible for ensuring that you meet the definition of accredited investor. That person, or the salesperson identified in section 5, can help you if you have questions about whether you meet these criteria.	Your initials
● Your net income before taxes was more than $200,000 in each of the 2 most recent calendar years, and you expect it to be more than $200,000 in the current calendar year. (You can find your net income before taxes on your personal income tax return.)
● Your net income before taxes combined with your spouse’s was more than $300,000 in each of the 2 most recent calendar years, and you expect your combined net income before taxes to be more than $300,000 in the current calendar year.
● Either alone or with your spouse, you own more than $1 million in cash and securities, after subtracting any debt related to the cash and securities.
● Either alone or with your spouse, you have net assets worth more than $5 million. (Your net assets are your total assets (including real estate) minus your total debt.)

4. Your name and signature
By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form.
First and last name (please print):
Signature:	Date:
SECTION 5 TO BE COMPLETED BY THE SALESPERSON
5. Salesperson information
[Instruction: The salesperson is the person who meets with, or provides information to, the purchaser with respect to making this investment. That could include a representative of the issuer or selling security holder, a registrant or a person who is exempt from the registration requirement.]
First and last name of salesperson (please print): Greg Twinney
Telephone: 604 439 3003 x2017	Email: greg.twinney@generalfusion.com
Name of firm (if registered):
SECTION 6 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
6. For more information about this investment

For investment in a non-investment fund

General Fusion Inc.

6020 Russ Baker Way

Richmond , BC

V7B 1B4 Canada

Attention: Hamish Cumming

Email: hamish.cumming@generalfusion.com

For more information about prospectus exemptions, contact your local securities regulator. You can find contact information at www.securities-administrators.ca.

Form instructions:

1.	This form does not mandate the use of a specific font size or style but the font must be legible.

2.	The information in sections 1, 5 and 6 must be completed before the purchaser completes and signs the form.

3.	The purchaser must sign this form. Each of the purchaser and the issuer or selling security holder must receive a copy of this form signed by the purchaser. The issuer or selling security holder is required to keep a copy of this form for 8 years after the distribution.

FORM 2 - CERTIFICATE OF U.S. ACCREDITED INVESTOR

TO:                  GENERAL FUSION INC. (the “Issuer”)

Dated as of: [●]

In connection with the purchase by the undersigned purchaser (the “Purchaser”) of convertible preferred shares and warrants to purchase Common shares of the Issuer (the “Securities”), the undersigned Purchaser represents and warrants to the Issuer, and understands that the Issuer is relying upon the truthfulness and accuracy of the following representations and warranties of the Purchaser, that:

1.	the Securities are being and will be acquired by the Purchaser for investment purposes only, for the Purchaser’s own account and not with the view to any public resale or distribution thereof;

2.	the Securities have not been and will not be registered under the United States Securities Act of 1933 (the “1933 Act”) or any state securities laws and the offer and sale of Securities to the Purchaser is being made in reliance on an exemption from the registration requirements of the 1933 Act for private placements to accredited investors (as such term is defined in Rule 501(a) of Regulation D under the 1933 Act), which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein;

3.	the Purchaser is not purchasing the Securities as a result of any form of general solicitation or general advertising, as such terms are used in Rule 502(c) of Regulation D under the 1933 Act, including, without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or the internet, or broadcast over radio, television or the Internet, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

4.	the Purchaser has been independently advised as to, or acknowledges that it is aware, and understands that the acquisition, holding and disposition of the Securities may have tax consequences under the laws of both the United States and Canada, including, without limitation, with respect to the potential applicability of United States federal tax rules related to “passive foreign investment companies” and “qualified electing fund” elections (as such terms are defined in the United States Internal Revenue Code of 1986, as amended), confirms that no representation has been made to it by or on behalf of the Issuer with respect thereto, and acknowledges and understands that it is its sole responsibility to determine and assess such tax consequences as may apply to its particular circumstances;

5.	the Purchaser has had the opportunity to ask questions and receive answers about the offering of the Securities and has had access to such additional information, if any, concerning the Issuer as it has considered necessary in connection with its investment decision to invest in the Securities;

6.	the Purchaser is aware that its ability to enforce civil liabilities under the United States federal securities laws may be affected adversely by, among other things, the fact that: (i) the Issuer is organized under the federal laws of Canada or laws of a Province of Canada; (ii) some or all of the directors and officers of the Issuer may be residents of countries other than the United States; and (iii) all or a substantial portion of the assets of the Issuer and said persons may be located outside the United States;

7.	the Purchaser understands and acknowledges that the Issuer is not obligated to file, and has no present intention of filing, with the United States Securities and Exchange Commission or with any state securities administrator any registration statement in respect of resale of the Securities;

8.	the Purchaser has adequate means of providing for the current needs of the Purchaser and possible contingencies, and the Purchaser acknowledges that there is no market for the Securities issued by the Issuer and that no market for such Securities may ever exist;

9.	the Purchaser understands that a purchase of the Securities involves certain significant elements of risk, and the Purchaser is able to bear such risks;

10.	the Purchaser is a bona fide resident of the jurisdiction set forth as the address of the Purchaser in Form 1 – “Certificate of Accredited Investor” and is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the 1933 Act), being one or more of the following categories (initial each applicable category):

a.	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase exceeds US$1,000,000;[1] or

______________ Initial

b.	A natural person who had an individual income in excess of US$200,000 in each of the two most recent years, or joint income with that person’s spouse in excess of US$300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year; or

______________ Initial

c.	A corporation, Massachusetts or similar business trust, partnership, or limited liability company not formed for the specific purpose of acquiring the securities offered, with total assets of more than US$5,000,000; or

______________ Initial

d.	Any entity in which all of the equity owners are accredited investors; or

______________ Initial

e.	Another category, being:

______________ Initial

The Purchaser understands and acknowledges that the Securities will be “restricted securities” as defined in Rule 144 under the 1933 Act, and upon the original issuance of the Securities, and until such time as it is no longer required under applicable requirements of the 1933 Act or applicable state securities laws, all certificates representing the Securities and all certificates issued in exchange therefor or in substitution thereof, shall bear, in addition to the requisite Canadian or other legend, a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE 1933 ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE SELLER, PRIOR TO SUCH SALE UNDER (C) OR (D) ABOVE, FURNISHES TO THE ISSUER AN OPINION OF COUNSEL OF RECOGNIZED STANDING, OR OTHER EVIDENCE, IN EACH CASE IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER AND ITS REGISTRAR AND TRANSFER AGENT TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

1       In determining “net worth”, exclude the value of the person’s principal residence and any related mortgages secured thereby, except that if the amount of such indebtedness on the date of sale of the securities exceeds the amount of such indebtedness outstanding 60 days prior to the date of sale, other than as a result of the acquisition of the primary residence, the amount of such excess should be included as a liability. In addition, if the aggregate mortgage debt related to the principal residence exceeds the value of the residence, that excess further reduces the person’s net worth to the extent that the excess liability is with recourse against the person.

provided, that if any of the Securities are being sold under clause (B) above (and in compliance with Canadian local laws and regulations), at a time when the Issuer is a “foreign issuer” as defined in Rule 902 under the 1933 Act, the legend set forth above may be removed by providing a declaration for removal of legend in a form satisfactory to the Issuer, or such other evidence of exemption as the Issuer may from time to time prescribe, including, but not limited to, an opinion of counsel or other evidence of exemption, in either case reasonably satisfactory to the Issuer, to the effect that the sale of the securities is being made in compliance with Regulation S under the 1933 Act.

The foregoing representations and warranties are true and accurate as of the date of this certificate and will be true and accurate as of the issue date of the Securities (the “Issue Date”). If any such representation or warranty shall not be true and accurate prior to the Issue Date, the Purchaser shall give prompt written notice of such fact to the Issuer.

Dated as of the date set forth above.

PURCHASER INFORMATION

Full Legal Name of Investor:

Investment Amount: USD$

Address (including zip code):

Phone Number:

E-mail Address:

By:
Signature

Name

Title (please print name and title of individual whose signature appears above, if different from name of Purchaser printed above)